                                                                    EXHIBIT 7(a)

                           THE MAHOPAC NATIONAL BANK

                             Financial Statements

                          December 31, 1998 and 1997

                  (With Independent Auditors' Report Thereon)

                         Independent Auditors' Report


The Board of Directors
The Mahopac National Bank:


We have audited the accompanying statements of condition of The Mahopac National Bank as of December 31, 1998 and 1997, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Mahopac National Bank as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.






January 29, 1999

                         THE MAHOPAC NATIONAL BANK

                          Statements of Condition

                        December 31, 1998 and 1997
                     (In thousands, except share data)

          Assets                                                                     1998                1997
                                                                              --------------------  --------------------
Cash and due from banks (note 11)                                           $          3,826               4,128
Federal funds sold                                                                     5,350               3,650
                                                                              --------------------  --------------------
          Total cash and cash equivalents                                              9,176               7,778
                                                                              --------------------  --------------------

Securities (note 3):
    Available-for-sale, at fair value (amortized cost of $42,785
        in 1998 and $36,625 in 1997)                                                  43,080              36,817
    Held-to-maturity, at amortized cost (fair value of $2,236
       in 1998 and $1,469 in 1997)                                                     2,231               1,469
                                                                              --------------------  --------------------
          Total securities                                                            45,311              38,286
                                                                              --------------------  --------------------

Loans, net (note 4):
    Residential mortgage                                                              48,072              48,233
    Commercial mortgage                                                               22,279              19,746
    Commercial business                                                                8,368               7,069
    Consumer                                                                           3,472               3,633
    Construction                                                                       4,239               7,629
                                                                              --------------------  --------------------
       Gross loans                                                                    86,430              86,310
    Allowance for loan losses                                                         (1,479)             (1,447)
                                                                              --------------------  --------------------
          Total loans, net                                                            84,951              84,863
                                                                              --------------------  --------------------

Bank premises and equipment, net (note 5)                                              5,210               5,193
Accrued interest receivable                                                              693                 859
Federal Home Loan Bank stock                                                             705                 622
Deferred income taxes (note 8)                                                           684                 639
Other assets (note 4)                                                                  1,658               1,316
                                                                              --------------------  --------------------

          Total assets                                                      $        148,388             139,556
                                                                              ====================  ====================

Liabilities and Stockholders' Equity

Liabilities:
    Deposits:
       Non-interest bearing demand                                          $         36,641              30,208
       Interest bearing (note 6)                                                      96,302              95,475
                                                                              --------------------  --------------------
          Total deposits                                                             132,943             125,683

    Other liabilities                                                                    598                 606
                                                                              --------------------  --------------------
          Total liabilities                                                          133,541             126,289
                                                                              --------------------  --------------------

Commitments and contingencies (note 9)

Stockholders' equity (notes 2 and 11):
    Common stock ($100 par value; 2,125 shares
       authorized, issued and outstanding)                                               213                 213
    Additional paid-in capital                                                           597                 597
    Retained earnings                                                                 13,858              12,342
    Accumulated other comprehensive income (net unrealized
       gain on securities available-for-sale, net of taxes of $116 in
       1998 and $77 in 1997)                                                             179                 115
                                                                              --------------------  --------------------
          Total stockholders' equity                                                  14,847              13,267
                                                                              --------------------  --------------------

          Total liabilities and stockholders' equity                        $        148,388             139,556
                                                                              ====================  ====================

See accompanying notes to financial statements.

                         THE MAHOPAC NATIONAL BANK

                         Statements of Operations

                  Years ended December 31, 1998 and 1997
                                (In thousands)



                                                                                     1998                1997
                                                                              --------------------  --------------------
Interest income:
    Loans                                                                   $          7,420               6,841
    Securities                                                                         2,083               2,261
    Federal funds and other                                                              772                 582
                                                                              --------------------  --------------------
                   Total interest income                                              10,275               9,684

Interest expense on deposits                                                           3,366               3,358
                                                                              --------------------  --------------------
                   Net interest income                                                 6,909               6,326

Provision for loan losses (note 4)                                                        82                  60
                                                                              --------------------  --------------------
                   Net interest income after provision for loan losses                 6,827               6,266
                                                                              --------------------  --------------------

Non-interest income:
    Deposit service fees                                                                 688                 608
    Net gain on sales of loans  (note 4)                                                 167                  84
    Other (note 4)                                                                       343                 313
                                                                              --------------------  --------------------
                   Total non-interest income                                           1,198               1,005
                                                                              --------------------  --------------------

Non-interest expense:
    Compensation and benefits (note 7)                                                 2,742               2,590
    Occupancy and equipment                                                              743                 856
    Professional and outside service fees                                                617                 387
    Advertising and marketing                                                            125                 126
    Other                                                                                780                 768
                                                                              --------------------  --------------------
                   Total non-interest expense                                          5,007               4,727
                                                                              --------------------  --------------------

                   Income before income tax expense                                    3,018               2,544

Income tax expense (note 8)                                                            1,184                 994
                                                                              --------------------  --------------------

                   Net income                                               $          1,834               1,550
                                                                              ===================-  ====================

See accompanying notes to financial statements.

                           THE MAHOPAC NATIONAL BANK

                 Statements of Changes in Stockholders' Equity

                    Years ended December 31, 1998 and 1997
                     (In thousands, except per share data)

                                                                                      Accumulated
                                                      Additional                         other              Total
                                          Common        paid-in       Retained       comprehensive      stockholders'
                                           stock        capital       earnings          income              equity
                                        ----------    ----------     ----------     ---------------    ---------------

Balance at December 31, 1996          $     213            597         11,015                   (49)          11,776

Net income                                  --             --           1,550                --                1,550
Change in net unrealized gain on
    securities available-for-
    sale, net of taxes of $110              --             --             --                 164                 164
                                                                                                       ---------------
Total comprehensive income                                                                                     1,714

Cash dividends declared ($105
    per common share)                       --             --            (223)               --                 (223)
                                        ----------    ----------     ----------     ---------------    ---------------
Balance at December 31, 1997                213            597         12,342                115              13,267

Net income                                  --             --           1,834                --                1,834
Change in net unrealized gain on
    securities available-for-
    sale, net of taxes of $39               --             --             --                  64                  64
                                                                                                       ---------------
Total comprehensive income                                                                                     1,898

Cash dividends declared ($150
    per common share)                       --             --            (318)               --                 (318)
                                        ----------    ----------     ----------     ---------------    ---------------

Balance at December 31, 1998          $     213            597         13,858                179              14,847
                                        ==========    ==========     ==========     ===============    ===============

See accompanying notes to financial statements.

                           THE MAHOPAC NATIONAL BANK

                           Statements of Cash Flows

                    Years ended December 31, 1998 and 1997
                                (In thousands)



                                                                                     1998                1997
                                                                              --------------------  --------------------
Cash flows from operating activities:
    Net income                                                              $          1,834               1,550
    Adjustments to reconcile net income to net
       cash provided by operating activities:
          Provision for loan losses                                                       82                  60
          Amortization of discounts on securities, net                                  (192)                (25)
          Net gain on sales of loans                                                    (167)                (84)
          Depreciation and amortization                                                  327                 313
          Other adjustments, net                                                         114                (532)
                                                                              --------------------  --------------------

                   Net cash provided by operating activities                           1,998               1,282
                                                                              --------------------  --------------------

Cash flows from investing activities:
    Purchases of securities:
       Available-for-sale                                                               (61,097)            (10,945)
       Held-to-maturity                                                                  (2,356)             (1,582)
    Repayments and maturities of securities:
       Available-for-sale                                                                55,132              12,328
       Held-to-maturity                                                                   1,591               3,302
    Disbursements for loan originations, net of repayments                              (12,566)            (17,387)
    Proceeds from sales of loans                                                         12,321               5,128
    Purchases of Federal Home Loan Bank stock                                               (83)               (622)
    Other, net                                                                             (484)               (737)
                                                                              --------------------  --------------------

                   Net cash used in investing activities                                 (7,542)            (10,515)
                                                                              --------------------  --------------------

Cash flows from financing activities:
    Net increase in deposits                                                              7,260               9,559
    Cash dividends paid                                                                    (318)               (223)
                                                                              --------------------  --------------------

                   Net cash provided by financing activities                              6,942               9,336
                                                                              --------------------  --------------------

Net increase in cash and cash equivalents                                                 1,398                 103

Cash and cash equivalents at beginning of year                                            7,778               7,675
                                                                              --------------------  --------------------

Cash and cash equivalents at end of year                                    $             9,176               7,778
                                                                              ====================  ====================

Supplemental information:
    Interest paid on deposits                                               $             3,361               3,339
    Income taxes paid                                                                     1,268               1,677
                                                                              ====================  ====================

See accompanying notes to financial statements.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

                          December 31, 1998 and 1997


(1)    Summary of Significant Accounting Policies

       The Mahopac National Bank (the "Bank") provides community banking services in its primary market area of Putnam County, New York. The Bank is engaged principally in the business of attracting retail deposits from the general public and business community, and investing those funds in residential and commercial mortgage loans, commercial loans, consumer loans and securities. The Bank is subject to regulation and supervision by the Office of the Comptroller of the Currency (the "OCC"). Deposits are insured up to applicable limits by the Bank Insurance Fund of the Federal Deposit Insurance Corporation.

       The following is a summary of the significant accounting policies followed by the Bank in the preparation of its financial statements.

       Basis of Presentation

       The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. A material estimate that is particularly susceptible to significant near-term change is the allowance for loan losses, which is discussed below.

       For purposes of reporting cash flows, cash equivalents are defined as Federal funds and other highly-liquid instruments with an original term to maturity of three months or less.

       Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

       Securities

       Securities are classified as held-to-maturity, trading, or available-for-sale in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. Securities classified as held-to-maturity are debt securities for which the Bank has the positive intent and ability to hold to maturity. Trading securities are debt and equity securities that are bought principally for the purpose of selling them in the near term. All other debt and equity securities are classified as available-for-sale.

       Held-to-maturity securities are carried at amortized cost.
       Available-for-sale securities are carried at fair value with unrealized gains and losses excluded from earnings and reported on a net-of-tax basis in stockholders' equity as "accumulated other comprehensive income". The Bank has no trading securities.

       Premiums and discounts are amortized to interest income on a level-yield basis over the term of the security. Realized gains and losses on sales of securities are determined based on the amortized cost of the specific securities sold.


                                                                     (Continued)

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

                          December 31, 1998 and 1997


       Federal Home Loan Bank ("FHLB") stock is a non-marketable equity security held in accordance with certain regulatory requirements and, accordingly, is carried at cost.

       Allowance for Loan Losses

       The allowance for loan losses is increased by provisions for losses charged to operations. Loan losses and recoveries of loans previously written-off are charged or credited to the allowance as incurred or realized, respectively. Management estimates the allowance for loan losses based on an evaluation of the Bank's past loan loss experience, known and inherent risks in the portfolio, the fair value of underlying collateral, and current economic conditions. In management's judgment, the allowance for loan losses is adequate to absorb probable losses in the existing portfolio.

       Establishing the allowance for loan losses involves significant management judgment utilizing the best available information at the time of review. Those judgments are subject to review by various sources, including the Bank's regulators. Future adjustments to the allowance may be necessary based on changes in economic and real estate market conditions, further information obtained regarding known problem loans, the identification of additional problem loans, and other factors.

       Impaired loans are accounted for in accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No.
       118. A loan is considered to be impaired when, based on current information and events, it is probable that the Bank will be unable to collect all principal and interest contractually due. SFAS No. 114 permits the measurement of impaired loans based on (i) the present value of expected future cash flows discounted at the loan's effective interest rate, (ii) the loan's observable market price or (iii) the fair value of the collateral if the loan is collateral dependent. Substantially all of the Bank's impaired loans are collateral-dependent loans measured based on the fair value of the collateral. When the measure of an impaired loan is less than its recorded investment, an impairment loss is recognized as part of the allowance for loan losses.

       Interest and Fees on Loans

       Generally, a loan (including an impaired loan under SFAS No. 114) is placed on non-accrual status when principal or interest payments become ninety days past due, or earlier if the ability of the borrower to meet contractual payment terms is in doubt. When loans are placed on non-accrual status, unpaid interest is reversed against interest income of the current period. Interest payments received on non-accrual loans are either applied to reduce unpaid principal balances or reported as interest income, depending on management's judgment as to the likelihood of further collections. Loans are returned to accrual status when collectibility is no longer considered doubtful.

       Loan origination fees and certain direct loan origination costs are deferred, and the net fee or cost is amortized to interest income over the contractual term of the loans using the interest method. Unamortized fees and costs applicable to loans prepaid or sold are recognized in income at the time of prepayment or sale.


                                                                     (Continued)

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

                          December 31, 1998 and 1997


       Bank Premises and Equipment

       Land is carried at cost. All other categories of bank premises and equipment are carried at cost, less accumulated depreciation computed using the straight-line method over the estimated useful lives of the respective assets.

       Other Real Estate Owned

       Other real estate owned represents properties acquired through foreclosure. A property is recorded initially at fair value less estimated costs to sell, and any resulting writedown of the recorded investment in the loan is charged to the allowance for loan losses. Thereafter, an allowance for losses on real estate owned is established for any further declines in fair value less estimated costs to sell. Fair value estimates are based on recent appraisals and other available information.

       Income Taxes

       Income taxes are accounted for under the asset and liability method. Accordingly, deferred taxes are recognized for the estimated future tax effects attributable to "temporary differences" between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A deferred tax liability is recognized for all temporary differences that will result in future taxable income. A deferred tax asset is recognized for all temporary differences that will result in future tax deductions, and for all tax credit carryforwards, subject to reduction of the asset by a valuation allowance in certain circumstances. This valuation allowance is recognized if, based on an analysis of available evidence, management determines that it is more likely than not that some portion or all of the deferred tax asset will not be realized.

       Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of an enacted change in tax laws or rates is recognized in income in the period that includes the enactment date.

       Comprehensive Income

       The Bank has adopted SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income and its components in financial statements. Comprehensive income represents the sum of net income and "other comprehensive income" which, for the Bank, is limited to the change during the period in the net unrealized gain or loss on securities available for sale. In accordance with SFAS No. 130, the Bank has reported its comprehensive income for 1998 and 1997 in the statements of changes in stockholders' equity.


                                                                     (Continued)

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

                          December 31, 1998 and 1997


(2)    Pending Acquisition of a Majority Ownership in the Bank

       In January 1999, the Bank announced the signing of a definitive agreement that allows Letchworth Independent Bankshares Corporation ("LIBC"), a bank holding company, to acquire a majority ownership interest in the Bank. LIBC expects to purchase between 58% and 70% of the Bank's outstanding common shares. The purchase is subject to approval by the Bank's shareholders and the appropriate regulatory authorities, and is expected to be completed in the second quarter of 1999.


(3)    Securities

       The following is a summary of securities at December 31, 1998 and 1997:

                                                                           Gross             Gross
                                                      Amortized          unrealized        unrealized          Fair
                                                         cost              gains             losses            value
                                                    ---------------    ---------------   ---------------   --------------
                                                                                 (In thousands)
      December 31, 1998
      -----------------
      Available-for-sale securities:
          U.S. Treasury                          $         2,005               15                --               2,020
          U.S. Government-
             sponsored agencies                            8,971                2                (1)              8,972
          Mortgage-backed                                 15,384              195                (7)             15,572
          State, county and municipal                      9,421               98                (3)              9,516
          Other                                            7,004               --                (4)              7,000
                                                    ---------------    ---------------   ---------------   --------------A
                                                 $        42,785              310               (15)             43,080
                                                    ===============    ===============   ===============   ==============

      Held-to-maturity securities:
          State, county and municipal            $         2,231                5                --               2,236
                                                    ===============    ===============   ===============   ==============

      December 31, 1997
      -----------------
      Available-for-sale securities:
          U.S. Treasury                          $         2,013               15                --               2,028
          U.S. Government-
            sponsored agencies                            11,942               --                (3)             11,939
          Mortgage-backed                                 18,811              186               (70)             18,927
          State, county and municipal                      1,837               68                --               1,905
          Other                                            2,022               --                (4)              2,018
                                                    ---------------    ---------------   ---------------   --------------
                                                 $        36,625              269               (77)             36,817
                                                    ===============    ===============   ===============   ==============

      Held-to-maturity securities:
          State, county and municipal            $         1,469               --                --               1,469
                                                    ===============    ===============   ===============   ==============

                                                                     (Continued)

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

                          December 31, 1998 and 1997


       On the basis of amortized cost at December 31, 1998, the Bank's securities portfolio consisted of fixed-rate securities of $33.3 million and adjustable-rate securities of $11.7 million with weighted average yields of 5.2% and 5.1%, respectively. At December 31, 1997, fixed-rate securities and adjustable-rate securities amounted to $31.7 million and $6.4 million, respectively, with weighted average yields of 6.0% and 6.4%, respectively. The Bank's mortgage-backed securities primarily represent pass-through securities guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac.

       The net unrealized gain on available-for-sale securities was $295,000 ($179,000 after taxes) at December 31, 1998, compared to a net unrealized gain of $192,000 ($115,000 after taxes) at December 31, 1997. These gains and losses will continue to fluctuate based on changes in the portfolio and market conditions. All unrealized losses on securities at December 31, 1998 and 1997 were temporary declines in fair value attributable to changes in market interest rates. There were no sales of available-for-sale securities or held-to-maturity securities in 1998 or 1997.

       The following is a summary of the amortized cost and fair value of debt securities (other than mortgage-backed securities) at December 31, 1998, by remaining term to contractual maturity. Actual maturities may differ from contractual maturities because certain issuers have the right to call or redeem their obligations prior to maturity.

                                                 Available-for-sale                    Held-to-maturity
                                        --------------------------------        ------------------------------
                                           Amortized                              Amortized
                                              cost            Fair value            cost           Fair value
           One year or less              $    18,258            18,271               1,815             1,815
           Over one to five years              7,612             7,642                 416               421
           Over five to ten years              1,508             1,573                  --                --

                    Total                     27,378            27,486               2,231             2,236
           ---------------------------------------------------------------------------------------------------

       Securities with an amortized cost and fair value of $6.4 million and $6.5 million, respectively, were pledged to secure public deposits at December 31, 1998.

       Interest income on tax-exempt securities was $216,000 in 1998 and $200,000 in 1997.


(4)    Loans

       The Bank's gross loan portfolio at December 31, 1998 consisted of fixed-rate loans of $30.2 million and adjustable-rate loans of $56.2 million with weighted average yields of 8.1% and 8.6%, respectively. At December 31, 1997, fixed-rate loans and adjustable-rate loans amounted to $28.3 million and $58.0 million, respectively, with weighted average yields of 8.3% and 9.0%, respectively.


                                                                     (Continued)

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

                          December 31, 1998 and 1997


       The Bank primarily originates mortgage loans secured by existing single-family residential and commercial real estate properties. The Bank also originates multi-family residential, commercial business, consumer and construction loans. A substantial portion of the Bank's loans are secured by real estate properties located in Putnam County, New York. The ability of the Bank's borrowers to make principal and interest payments is dependent upon, among other things, the level of overall economic activity and the real estate market conditions prevailing within the Bank's concentrated lending area.

       The principal balances of loans on non-accrual status at December 31 were as follows:

                                                        1998           1997
                                                    ----------     --------
                                                         (In thousands)

              Residential mortgage                   $     602            768
              Commercial mortgage                           --            338
              Commercial business                           12             19
              Consumer                                      47            151
              Construction                                  89             89
                                                     ---------      ---------

                  Total non-accrual loans            $     750          1,365
                                                     =========      =========


       If interest payments on non-accrual loans had been made in accordance with their contractual terms, interest income would have been increased by $163,000 in 1998 and $198,000 in 1997.

       SFAS No. 114 applies to loans that are individually evaluated for collectibility in accordance with the Bank's normal loan review procedures (principally loans in the commercial mortgage and commercial business categories). At December 31, 1998 and 1997, the Bank's total recorded investment in impaired loans was $12,000 and $357,000, respectively, representing its non-accrual loans in the foregoing categories. An allowance for loan impairment under SFAS No. 114 was not required at either date, primarily due to the adequacy of collateral values. The Bank's average recorded investment in impaired loans was $197,000 for 1998 and $393,000 for 1997. Interest income recognized on impaired loans (while such loans were considered impaired) was immaterial for 1998 and 1997.

       The following is a summary of activity in the allowance for loan losses for the years ended December 31:
                                                      1998            1997
                                                  ---------      ---------
                                                         (In thousands)

              Balance at beginning of year       $    1,447           1,411
              Provision for loan losses                  82              60
              Charge-offs                               (78)            (47)
              Recoveries                                 28              23
                                                 ----------      ----------

              Balance at end of year             $    1,479           1,447
                                                 ==========      ==========

                                                                     (Continued)

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

                          December 31, 1998 and 1997


       Other real estate owned properties with net carrying values of $60,000 and $66,000 are included in other assets at December 31, 1998 and 1997, respectively.

       Certain residential mortgage loans originated by the Bank are sold in the secondary market, on a non-recourse basis with servicing retained. Proceeds from sales of mortgage loans in 1998 and 1997 were $12.3 million and $5.1 million, respectively, and the realized gains on sale were $167,000 and $84,000, respectively. The realized gains in 1998 and 1997 include $135,000 and $55,000, respectively, for the capitalization of mortgage servicing rights. Other assets at December 31, 1998 and 1997 include the unamortized cost of capitalized servicing rights of $168,000 and $73,000, respectively, which approximated fair value. The unpaid principal balances of serviced loans, which are not included in the Statements of Condition, were approximately $22.1 million at December 31, 1998 and $11.2 million at December 31, 1997. Mortgage loans held for sale were $2.3 million and $1.3 million at December 31, 1998 and 1997, respectively.

       In 1996 the Bank implemented a program involving purchases, from its commercial customers, of certain accounts receivable arising from the customer's business. The receivables are purchased by the Bank at a discount, with full recourse to the Bank's customer for any uncollectible accounts. Full recourse is generally required from the Bank's customer within ninety days of the purchased receivable's due date if all or a portion remains unpaid. The Bank earns a fee for collecting payments and performing other servicing functions with respect to the purchased accounts. Purchased receivables of $1,226,000 and $958,000 are included in other assets at December 31, 1998 and 1997, respectively. Other non-interest income includes fees related to this program of $140,000 in 1998 and $120,000 in 1997.


(5)    Bank Premises and Equipment

       The following is a summary of bank premises and equipment at December 31:

                                                      1998            1997
                                                  ------------   ---------
                                                        (In thousands)

          Land                                     $      771             771
          Land improvements                               210             210
          Bank premises                                 4,960           4,703
          Furniture and equipment                       1,476           1,389
                                                    ---------      ----------
                                                        7,417           7,073
          Less accumulated depreciation                (2,207)         (1,880)
                                                   ------------    -----------

             Bank premises and equipment, net      $    5,210           5,193
                                                   ============    ===========


                                                                     (Continued)

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

                          December 31, 1998 and 1997


(6)    Interest Bearing Deposits

       Interest bearing deposits are summarized as follows at December 31:

                                                                   1998                              1997
                                                    --------------------------------   ----------------------------------
                                                      Weighted                           Weighted
                                                       average                            average
                                                        rates            Amount            rates             Amount
                                                    --------------   --------------    ---------------    ---------------
                                                                         (Dollars in thousands)

        Savings accounts                                  2.6%        $    65,150            3.4%       $     65,421
        NOW accounts                                      1.0               4,970            1.5               6,753
        Money market accounts                             2.0               3,777            2.5               3,298
                                                                      --------------                     ----------------
                                                          2.5              73,897            3.2              75,472
                                                                      --------------                     ----------------
        Time deposits, by remaining period to
            contractual maturity:
              Six months or less                          4.7              14,755            4.8              13,383
              Over six months to one year                 4.8               4,915            5.1               3,717
              Over one to two years                       4.8               1,788            5.2               1,948
              Over two to three years                     5.1                 679            5.5                 553
              Over three years                            5.4                 268            5.5                 402
                                                                      --------------                     ----------------
                                                          4.8              22,405            4.9              20,003
                                                                      --------------                     ================

         Total interest bearing deposits                  3.0%        $    96,302            3.6%       $     95,475
                                                                      ==============                     ================

       Time deposits issued in amounts of $100,000 or more totaled $5.8 million at December 31, 1998 and $4.9 million at December 31, 1997. Interest expense on time deposits over $100,000 amounted to $343,000 in 1998 and $228,000 in 1997.


(7)    Employee Benefit Plan

       The Bank maintains a defined contribution plan for eligible employees under Section 401(k) of the Internal Revenue Code. All employees who have a minimum of one year of service may elect to participate in the plan, by making contributions ranging from 1% to 10% of their compensation. The Bank makes matching contributions equal to 100% of the participant's contributions that are not in excess of 4% of compensation. The Bank, at its discretion, may make additional contributions on a profit-sharing basis. Plan expense for Bank contributions amounted to $105,000 in 1998 and $100,000 in 1997.


                                                                     (Continued)

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

                          December 31, 1998 and 1997


(8)    Income Taxes

       The components of income tax expense are summarized as follows for the years ended December 31:

                                                      1998         1997
                                                  ------------   ----------
                                                        (In thousands)

              Current tax expense:
                 Federal                           $      935          803
                 State                                    333          285
                                                  -----------    ----------
                                                        1,268        1,088
                                                  -----------    ----------
              Deferred tax (benefit) expense:
                 Federal                                  (63)         (73)
                 State                                    (21)         (21)
                                                  ------------   ----------

                                                          (84)         (94)
                                                  ------------   ----------

              Total income tax expense             $    1,184          994
                                                  ============   ==========


       The following is a reconciliation of the expected income tax expense, computed at the applicable Federal statutory tax rate of 34%, to the actual income tax expense for the years ended December 31:

                                                           1998          1997
                                                         ---------   ---------
                                                            (In thousands)

              Expected income tax expense                $ 1,026          865
              State income taxes, net of Federal
                 income tax benefit                          206          174
              Tax-exempt interest                            (73)         (68)
              Other, net                                      25           23
                                                         ---------      -------

              Actual income tax expense                  $ 1,184          994
                                                         =========      =======


                                                                     (Continued)

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

                          December 31, 1998 and 1997


       The tax effects of temporary differences that give rise to the Bank's deferred tax assets and liabilities are as follows at December 31:

                                                                               1998         1997
                                                                          ------------   ---------
                                                                                 (In thousands)
              Deferred tax assets:
                 Allowance for loan losses in excess of
                     tax bad debt reserve                                   $    511            473
                 Interest on non-accrual loans                                   316            261
                 Other deductible temporary differences                           53             24
                                                                            ----------    ---------
                     Total deferred tax assets                                   880            758
                                                                            ----------    ---------

              Deferred tax liabilities:
                 Net unrealized gain on available-for-sale securities           (116)           (77)
                 Other taxable temporary differences                             (80)           (42)
                                                                            ----------    ----------
                     Total deferred tax liabilities                             (196)          (119)
                                                                            ----------    ----------

                     Net deferred tax asset                                 $    684            639
                                                                            ==========      =======

       Based on the Bank's historical and anticipated future pre-tax earnings, management believes that it is more likely than not that the Bank's deferred tax assets will be realized.


(9)    Commitments and Contingencies

       Legal Proceedings

       From time to time, the Bank is involved in legal proceedings relating to the conduct of its business. In the opinion of management, after consultation with legal counsel, the financial position of the Bank will not be affected materially by the outcome of any pending legal proceedings.

                                                                     (Continued)

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

                          December 31, 1998 and 1997


       Financial Instruments with Off-Balance Sheet Risk

       The Bank is a party to credit-related financial instruments that involve, to varying degrees, elements of credit and interest rate risk in addition to the amounts recognized in the Statements of Condition. The Bank's exposure to credit loss is represented by the instruments' contractual amounts which were as follows at December 31:

                                                                        1998
                                                     ------------------------------------------------
                                                        Fixed          Adjustable                           1997
                                                         rate             rate             Total           Total
                                                     -------------    --------------    -------------   -------------
      Loan origination commitments                   $     5,111            4,301             9,412          2,156
      Unadvanced lines of credit                             796           13,894            14,690         10,280
      Performance standby letters of credit                  955               --               955            460
                                                     -------------    --------------    -------------   -------------

               Total                                 $     6,862           18,195            25,057         12,896
                                                     =============    ==============    =============   =============

       Loan origination commitments are contractual agreements to lend to customers within specified time periods at interest rates and on other terms based on existing market conditions. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee by the customer. Loan origination commitments at December 31, 1998 include $3.9 million for fixed-rate mortgage loans which, if funded, will be classified as loans held for sale in the secondary market.

       Under a standby letter of credit, the Bank is obligated to disburse funds to a designated third-party beneficiary in the event that the customer fails to perform under an agreement with the beneficiary.

       The Bank's outstanding credit-related financial instruments do not necessarily represent future cash requirements since certain of these instruments may expire without being funded and others may not be fully drawn upon. The credit risk associated with these instruments is essentially the same as for outstanding loans reported in the Statements of Condition.

       Lines of Credit

       The Bank may borrow funds from the FHLB of New York subject to certain limitations. At December 31, 1998, the Bank also had a line of credit of $10.0 million available from a commercial bank. These borrowing facilities were not utilized during 1998 and 1997.


                                                                     (Continued)

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

                          December 31, 1998 and 1997


(10)   Related Party Transactions

       Certain of the Bank's directors and executive officers, including their immediate families and companies in which they are principal owners, were loan customers of the Bank during 1998 and 1997. These loans were made in the ordinary course of business at normal credit terms, including interest rates and collateral requirements, and do not represent more than a normal risk of collection. The unpaid principal balances of these loans, none of which were on non-accrual status, totaled approximately $1.6 million at both December 31, 1998 and 1997. Repayments of such loans were $90,000 in 1998 and $92,000 in 1997. Originations of loans to directors and executive officers were $113,000 in 1998 and $26,000 in 1997.

       In addition, certain of the Bank's directors and stockholders provide legal and other services to the Bank in the normal course of business. Management believes that the amounts paid by the Bank for these services are reasonable in relation to the value of the services provided.


(11)   Regulatory Matters

       Capital Requirements

       National banks are required to maintain minimum levels of regulatory capital in accordance with OCC regulations. These regulations require a minimum leverage ratio of Tier 1 capital to total adjusted assets of 4.0%, and minimum ratios of Tier 1 and total capital to risk-weighted assets of 4.0% and 8.0%, respectively.

       Under its prompt corrective action regulations, the OCC is required to take certain supervisory actions (and may take additional discretionary actions) with respect to an undercapitalized bank. Such actions could have a direct material effect on a bank's financial statements. The regulations establish a framework for the classification of banks into five categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Generally, a bank is considered well capitalized if it has a leverage (Tier 1) capital ratio of at least 5.0%; a Tier 1 risk-based capital ratio of at least 6.0%; and a total risk-based capital ratio of at least 10.0%.

       The foregoing capital ratios are based in part on specific quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the regulators about capital components, risk weightings and other factors.

       Management believes that, as of December 31, 1998 and 1997, the Bank met all capital adequacy requirements to which it was subject. Further, the most recent OCC notification categorized the Bank as a well-capitalized bank under the prompt corrective action regulations. There have been no conditions or events since that notification that management believes have changed the Bank's capital classification.

                                                                     (Continued)

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

                          December 31, 1998 and 1997


       The following is a summary of the Bank's actual capital amounts and ratios as of December 31, 1998 and 1997, compared to the required ratios for minimum capital adequacy and for classification as well-capitalized:

                                                                       Minimum           Classification as
                                                 Actual           capital adequacy       well capitalized
                                          --------------------  ---------------------  ---------------------
                                            Amount      Ratio      Amount      Ratio     Amount       Ratio
                                          --------------------  ---------------------  ---------------------
                                                                (Dollars in thousands)
             December 31, 1998
             -----------------
             Leverage (Tier I) capital    $  14,651      9.9%   $    5,936     4.0%    $    7,419      5.0%
             Risk-based capital:
                 Tier I                      14,651     16.5         3,562     4.0          5,343      6.0
                 Total                       15,769     17.7         7,124     8.0          8,906     10.0

             December 31, 1997
             -----------------
             Leverage (Tier I) capital    $  13,145      9.4%   $    5,582     4.0%    $    6,978      5.0%
             Risk-based capital:
                 Tier I                      13,145     16.1         3,267     4.0          4,901      6.0
                 Total                       14,171     17.4         6,534     8.0          8,168     10.0

       Dividend Restrictions

       The Bank may not, without prior approval of the OCC, declare dividends in excess of the sum of the current year's earnings (as defined) plus the net profits and losses (as defined) from the prior two years, less any dividends previously declared within the same period. The Bank's net earnings retained in 1998 and 1997 (after dividends) totaled $2,843,000.

       Reserve Requirements

       The Bank is required to maintain reserves (primarily in the form of cash on hand and Federal Reserve Bank balances) with respect to certain types of deposit liabilities. Reserves maintained at December 31, 1998 and 1997 were $937,000 and $867,000, respectively.




                                                                     (Continued)

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

                          December 31, 1998 and 1997


(12)   Fair Values of Financial Instruments

       SFAS No. 107 requires disclosures about the fair values of financial instruments for which it is practicable to estimate fair value. The definition of a financial instrument includes many of the assets and liabilities recognized in the Bank's Statements of Condition, as well as certain off-balance sheet items. Fair value is defined in SFAS No. 107 as the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

       Quoted market prices are used to estimate fair values when those prices are available. However, active markets do not exist for many types of financial instruments. Consequently, fair values for these instruments must be estimated by management using techniques such as discounted cash flow analysis and comparison to similar instruments. Estimates developed using these methods are highly subjective and require judgments regarding significant matters, such as the amount and timing of future cash flows and the selection of discount rates that appropriately reflect market and credit risks. Changes in these judgments often have a material effect on the fair value estimates. In addition, since these estimates are made as of a specific point in time, they are susceptible to material near-term changes. Fair values disclosed in accordance with SFAS No. 107 do not reflect any premium or discount that could result from the sale of a large volume of a particular financial instrument, nor do they reflect possible tax ramifications or estimated transaction costs.

       Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business or the value of non-financial assets and liabilities such as premises and equipment. In addition, there are significant intangible assets that are not included in these fair value estimates, such as the value of "core deposits" which comprise a significant portion of the Bank's deposit base. Accordingly, the fair values disclosed below do not represent management's estimate of the underlying value of the Bank.

       The following is a summary of the carrying amounts and fair values of the Bank's financial assets and liabilities (none of which were held for trading purposes) at December 31:

                                                                        1998                     1997
                                                              ----------------------    ----------------------
                                                                Carrying        Fair      Carrying       Fair
                                                                 amount        value       amount        value
                                                              -----------   --------    -----------    -------
                                                                               (In millions)
           Financial assets:
               Cash and cash equivalents                    $    9.2             9.2          7.8          7.8
               Securities                                       45.3            45.3         38.3         38.3
               Loans                                            85.0            87.3         84.9         87.1
               Accrued interest receivable                       0.7             0.7          0.9          0.9
               Federal Home Loan Bank stock                      0.7             0.7          0.6          0.6
           Financial liabilities:
               Time deposits                                    22.4            22.5         20.0         20.0
               Other deposits                                  110.5           110.5        105.7        105.7
                                                             ==========     ==========  ==========   =========


                                                                     (Continued)

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

                          December 31, 1998 and 1997


       The following is a description of the principal valuation methods used by the Bank to estimate the fair values of its financial instruments:

       Securities

       The fair values of securities were generally based on market prices or dealer quotes. The fair values of certain municipal securities, for which market prices are not readily available, were based on a comparison to quoted prices for similar securities.

       Loans

       For valuation purposes, each significant loan portfolio category was analyzed, where appropriate, into components based on significant financial characteristics such as type of interest rate (fixed or adjustable). Generally, management estimated fair values by discounting the anticipated cash flows at current market rates for loans with similar terms to borrowers of similar credit quality.

       Deposit Liabilities

       The fair value of time deposits represents contractual cash flows discounted using interest rates currently offered on accounts with similar characteristics and maturities. In accordance with SFAS No. 107, the fair values of deposit liabilities with no stated maturity (demand, savings, NOW and money market accounts) are equal to the carrying amounts payable on demand.

       Other Financial Instruments

       The other financial assets listed in the preceding table have fair values that approximate the respective carrying amounts. The fair values of the loan origination and sale commitments, unadvanced lines of credit and letters of credit described in note 9 were estimated based on an analysis of the interest rates and fees currently charged to enter into similar transactions, considering the remaining terms of the instruments and the creditworthiness of the counterparties. At December 31, 1998 and 1997, the fair values of these financial instruments approximated the related carrying amounts which were not significant.


(13)   Recent Accounting Standard

       In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which requires that an entity recognize the fair value of all derivatives as either assets or liabilities in the statement of condition. If certain conditions are met, a derivative may be specifically designated as a fair value hedge, a cash flow hedge, or a foreign currency hedge. A specific accounting treatment applies to each type of hedge. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999, although early adoption is permitted. The Bank does not presently engage in derivatives and hedging activities covered by the new standard and, accordingly, SFAS No. 133 is not expected to have a material impact on the Bank's financial statements.

KPMG
The Global Leader

                           THE MAHOPAC NATIONAL BANK
                             Financial Statements
                          December 31, 1997 and 1996


                  (With Independent Auditors' Report Thereon)

KPMG Peat Marwick LLP

     Stamford Square
     3001 Summer Street
     Stamford, CT 06905

                         Independent Auditors' Report
                         ----------------------------

 The Board of Directors
 The Mahopac National Bank:

 We have audited the accompanying statements of condition of The Mahopac National Bank as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based an our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Mahopac National Bank as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick LLP

January 29, 1998

                           THE MAHOPAC NATIONAL BANK

                            Statements of Condition

                          December 31, 1997 and 1996
                       (In thousands, except share data)

         Assets                                                                               1997               1996
         ------                                                                               ----               ----
Cash and due from  banks (note 10)                                                        $   4,128             $ 3,375
Federal funds sold                                                                            3,650               4,300
                                                                                          ---------           ---------
         Total cash and cash equivalents                                                      7,778               7,675
                                                                                          ---------           ---------
Securities (note 2):
    Available-for-sale. at fair value (Amortized cost of $36,625
      in 1997 and $38.008 in 1996)                                                           36,817              37,926
    Held-to-maturity, at amortized cost (fair value of $1,469
      in 1997 and $3.192 in 1996)                                                             1,469               3,189
                                                                                          ---------           ---------
         Total securities                                                                    38,286              41,115
                                                                                          ---------           ---------
Loans, net (note 3):
    Residential mortgage                                                                     48,233              37,634
    Commercial mortgage                                                                      19,746              18,582
    Commercial business                                                                       7,069               8,617
    Consumer                                                                                  3,633               3,654
    Construction                                                                              7,629               5,540
                                                                                          ---------           ---------
      Gross loans,                                                                           86,310              74,027
    Allowance for loan losses                                                                (1,447)             (1,411)
                                                                                          ---------           ---------
         Total loans. net                                                                    84,863              72,616
                                                                                          ---------           ---------
Bank premises and equipment, net (note 4)                                                     5,193               4,992
Accrued interest receivable                                                                     859                 854
Federal Home Loan Bank stock                                                                    622                   -
Deferred income taxes (note 7)                                                                  639                 655
Other real estate owned                                                                          66                 200
Other assets (note 3)                                                                         1,250                 940
                                                                                          ---------           ---------
         Total assets                                                                     $ 139,556           $ 129,047
                                                                                          ---------           ---------
Liabilities and Stockholder Equity
Liabilities:
    Deposits:
      Non-interest bearing demand                                                         $  30,208           $  25,795
      Interest bearing (note 5)                                                              95,475              90,329
                                                                                          ---------           ---------
         Total deposits                                                                     125,683             116,124
    Other liabilities                                                                           606               1,147
                                                                                          ---------           ---------
         Total liabilities                                                                  126,289             117,271
                                                                                          ---------           ---------
Commitments and contingencies (note 8)
Stockholders' equity (note 10):
    Common stock ($ 100 par ) value; 2,125 shares
      authorized, issued and outstanding)                                                       213                 213
    Additional paid-in capital                                                                  597                 597
    Retained earnings                                                                        12,342              11,015
    Net unrealizd gain (loss) on securities available-for-sale,
      net of taxes (note 2)                                                                     115                 (49)
                                                                                          ---------           ---------
         Total stockholders' equity                                                          13,267              11,776
                                                                                          ---------           ---------

         Total liabilities and stockholders' equity                                       $ 139,556           $ 129,047
                                                                                          =========           =========


See accompanying notes to financial statements,

                           THE MAHOPAC NATIONAL BANK

                           Statements of Operations

                    Years ended December 31, 1997 and 1996
                                (In thousands)

                                                                                        1997              1996
                                                                                        ----              ----
Interest income:
    Loans                                                                             $   6,841        $ 5,568
    Securities (note 2)                                                                   2,261          2,657
    Federal funds and other                                                                 582            561
                                                                                      ---------        -------
       Total interest income                                                              9,684          8,786
1nterest expense on deposits                                                              3,358          3,296
                                                                                      ---------        -------
       Net interest income                                                                6,326          5,490
Provision for loan losses (note 3)                                                           60             60
                                                                                      ---------        -------
       Net interest income after provision for loan losses                                6,266          5,430
                                                                                      ---------        -------
Non-interest income:
    Deposit service fees                                                                    608            451
    Net gain on sales of loans and securities (notes 2 and 3)                                84             88
    Other (note 3)                                                                          313            230
                                                                                      ---------        -------
       Total non-interest income                                                          1,005            769
                                                                                      ---------        -------
Non-interest expense:
    Compensation and benefits (note 6)                                                    2,590          2,476
    Occupancy and equipment                                                                 856            730
    Professional and outside service fees                                                   397            262
    Advertising and marketing                                                               126            103
    Other                                                                                   768            591
                                                                                      ---------        -------
       Total non-interest expense                                                         4,727          4,162
                                                                                      ---------        -------
       Income before income tax expense                                                   2,544          2,037
Income tax expense (note 7)                                                                 994            779
                                                                                      ---------        -------

       Net income                                                                     $   1,550        $ 1,258
                                                                                      =========        =======

See accompanying notes to financial statements.

                           THE MAHOPAC NATIONAL BANK

                 Statements of Changes in Stockholders' Equity

                    Years ended December 31, 1997 and 1996
                     (In thousands, except per share data)

                                                                                                 Net
                                                              Additional                       unrealized
                                                 Common        paid-in           Retained    gain (loss) on
                                                 stock         Capital           earnings      securities           Total
                                                 -----         -------           --------      ----------           -----
Balance at December 31, 1995                     $213           $ 597            $ 9,937        $   187           $ 10,934
Net income                                         -              -                1,258            -                1,258
Cash dividends declared ($85
    per common share)                              -              -                 (180)           -                 (180)
Change in net unrealized gain
    (loss) on securities available
    for-sale, net of taxes                         -              -                   -            (236)              (236)
                                                -------       --------          ---------     ----------          --------
Balance at December 31, 1996                      213            597              11,015            (49)            11,776
Net income                                        -               -                1,550            -                1,550
Cash dividends declared ($105
    per common share)                             -               -                 (223)           -                 (223)
Change in net unrealized gain
    (loss) on securities available
    for-sale, net of taxes                        -               -                   -             164                164
                                                -------       --------          ---------     ----------          --------

Balance at December 31, 1997                    $   213       $    597          $ 12,342      $     115           $ 13,267
                                                =======       ========          ========      ==========          ========

See accompanying notes to financial statements,

                           THE MAHOPAC NATIONAL BANK

                           Statements of Cash Flows

                    Years ended December 31, 1997 and 1996
                                (In thousands)


                                                                                         1997                  1996
                                                                                         ----                  ----
Cash flows from operating activities,
    Net income                                                                         $ 1,550               $  1,258
    Adjustments to reconcile net income to net
        cash provided by operating activities:
           Provision for loan losses                                                        60                     60
           Amortization of (discounts) premiums on securities, net                         (25)                    17
           Depreciation and amortization                                                   313                    262
           Other adjustments, net                                                         (671)                   707
                                                                                      --------                -------
              Net cash provided by operating activities                                  1,227                  2,304
                                                                                      --------                -------
Cash flows from investing activities:
    Purchases of securities:
        Available-for-sale                                                             (10,945)               (15,540)
        Held-to-maturity                                                                (1,582)                (2,970)
    Repayments and maturities of securities:
        Available-for-sale                                                              12,328                 12,075
         Held-to-maturity                                                                3,302                  6,470
    Sales of securities available-for-sale                                                 -                    4,801
    Disbursements for loan originations, net of repayments                             (17,387)               (18,721)
    Proceeds from sales of loans                                                         5,183                  3,478
    Purchase of Federal Home Loan Bank stock                                              (622)                   -
    Other, net                                                                            (737)                  (922)
                                                                                      --------                -------
              Net cash used in investing activities                                    (10,460)               (11,329)
                                                                                      --------                -------
Cash flows from financing activities:
    Net increase in deposits                                                             9,559                  5,255
    Cash dividends paid                                                                   (223)                  (180)
                                                                                      --------                -------
              Net cash provided by financing activities                                  9,336                  5,075
                                                                                      --------                -------
Net increase (decrease) in cash and cash equivalents                                       103                 (3,950)

Cash and cash equivalents at beginning of year                                           7,675                 11,625
                                                                                      --------                -------
Cash and cash equivalents at end of year                                            $    7,778               $  7,675
                                                                                      ========                =======
Supplemental information:
    Interest paid on deposits                                                       $    3,339               $  3,287
    Income taxes paid                                                                    1,677                    220
                                                                                      ========                =======

See accompanying notes to financial statements.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

                          December 31, 1997 and 1996


(1)    Summary of Significant Accounting Policies

       The Mahopac; National Bank (the "Bank") provides community banking services in its primary market area of Putnam County, New York. The Bank is engaged principally in the business of attracting retail deposits from the general public and business community, and investing those funds in residential and commercial mortgage loans, commercial loans, consumer loans and securities. The Bank is subject to regulation and supervision by the Office of the Comptroller of the Currency (the "OCC"). Deposits are insured up to applicable limits by the Bank Insurance Fund of the Federal Deposit Insurance Corporation.

       The following is a summary of the significant accounting policies followed by the Bank in the preparation of its financial statements.

       Basis of Presentation

       The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. A material estimate that is particularly susceptible to significant near-term change is the allowance for loan losses, which is discussed below.

       For purposes of reporting cash flows, cash equivalents are defined as Federal funds and other highly-liquid instruments with an original term to maturity of three months or less.

       Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

       Securities

       Securities are classified as held-to-maturity, trading, or available for sale in accordance with Statement of Financial Accounting
       Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Securities classified as held-to maturity are debt securities for which the Bank has the positive intent and ability to hold to maturity. Trading securities are debt and equity securities that are bought principally for the purpose of selling them in the near term. All other debt and equity securities are classified as available-for-sale.

       Held-to-maturity securities are carried at amortized cost.
       Available-for-sale securities are carried at fair value with unrealized gains and losses excluded from earnings and reported on a net-of-tax basis as a separate component of stockholders' equity. The Bank has no trading securities.

       Premiums and discounts are amortized to interest income on a level-yield basis over the term of the security. Realized gains and losses on sales of securities are determined based on the amortized cost of the specific securities sold.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

       Federal Home Loan Bank ("FHLB") stock is a non-marketable equity security held in accordance with certain regulatory requirements and, accordingly, is carried at cost.

       Allowance for Loan Losses

       The allowance for loan losses is increased by provisions for losses charged to operations. Loan losses and recoveries of loans previously written-off are charged or credited to the allowance as incurred or realized, respectively. Management estimates the allowance for loan losses based on an evaluation of the Bank's past loan loss experience, known and inherent risks in the portfolio, the fair value of underlying collateral, and current economic conditions. In management's judgment, the allowance for loan losses is adequate to absorb probable losses in the existing portfolio.

       Establishing the allowance for loan losses involves significant management judgment utilizing the best available information at the time of review. Those judgments are subject to review by various sources, including the Bank's regulators. Future adjustments to the allowance may be necessary based on changes in economic and real estate market conditions, further information obtained regarding known problem loans, the identification of additional problem loans, and other factors.

       Impaired loans are accounted for in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118. A loan is considered to be impaired when, based on current information and events, it is probable that the Bank will be unable to collect all principal and interest contractually due. SFAS No. 114 permits the measurement of impaired loans based on (i) the present value of expected future cash flows discounted at the loan's effective interest rate, (ii) the loan's observable market price or (iii) the fair value of the collateral if the loan is collateral dependent. Substantially all of the Bank's impaired loans are collateral-dependent loans measured based on the fair value of the collateral. When the measure of an impaired loan is less than its recorded investment, an impairment loss is recognized as part of the allowance for loan losses.

       Interest and Fees on Loans

       Generally, a loan (including an impaired loan under SFAS No. 114) is placed on non-accrual status when principal or interest payments become ninety days past due, or earlier if the ability of the borrower to meet contractual payment terms is in doubt. When loans are placed on non-accrual status, unpaid interest is reversed against interest income of the current period. Interest payments received on non-accrual loans are either applied to reduce unpaid principal balances or reported as interest income, depending on management's judgment as to the likelihood of further collections. Loans are returned to accrual status when collectibility is no longer considered doubtful.

       Loan origination fees and certain direct loan origination costs are deferred, and the net fee or cost is amortized to interest income over the contractual term of the loans using the interest method. Unamortized fees and costs applicable to loans prepaid or sold are recognized in income at the time of prepayment or sale.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

Bank Premises and Equipment

Land is carried at cost. All other categories of bank premises and equipment are carried at cost, less accumulated depreciation computed using the straight-line method over the estimated useful lives of the respective assets.

Other Real Estate Owned

Other real estate owned represents properties acquired through foreclosure. A property is recorded initially at fair value less estimated costs to sell, and any resulting writedown of the recorded investment in the loan is charged to the allowance for loan losses. Thereafter, an allowance for losses on real estate owned is established for any further declines in fair value less estimated costs to sell. Fair value estimates are based on recent appraisals and other available information.

Income Taxes

Income taxes are accounted for under the asset and liability method. Accordingly, deferred taxes are recognized for the estimated future tax effects attributable to "temporary differences" between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A deferreded tax liability is recognized for all temporary differences that will result in future taxable income. A deferred tax asset is recognized for all temporary differences that will result in future tax deductions, and for all tax credit carryforwards, subject to reduction of the asset by a valuation allowance in certain circumstances. This valuation allowance is recognized if, based on an analysis of available evidence, management determines that it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of an enacted change in tax laws or rates is recognized in income in the period that includes the enactment date.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

  (2)  Securities
       ----------

       The following is a summary of securities at December 31, 1997 and 1996:

                                                                                 Gross            Gross
                                                             Amortized        unrealized        unrealized            Fair
                                                                Cost             gains            Losses              Value
                                                                ----             -----            ------              -----
                                                                                   (Jn thousands)

        December 31,  1997
        ------------------
        Available-for-sale securities:
           U.S. Treasury                                    $  2,013           $     15        $    -             $    2,028
           U.S. Government-sponsored agencies                 11,942                -               (3)               11,939
           Mortgage-backed                                    18,811                186             (70)              18,927
           State, county and municipal                         1,837                 68             -                  1,905
           Other                                               2,022                -                (4)               2,018
                                                           ---------           ---------       ---------          ----------
                                                              36,625                269             (77)              36,817
        Held-to-maturity securities:
           State, county and municipal                         1,469                -               -                  1,469
                                                           ---------           ---------       ---------          ----------

                 Total securities                           $ 38,094           $    269        $    (77)          $   38,286
                                                           =========           =========       =========          ==========

        December 31, 1996
        -----------------
         Avaiable-for-sale securities:
           U.S. Treasury                                    $  3,019           $      9        $     (1)            $  3,027
           U.S. Government-sponsored agencies                  8,998                  4             (24)               8,978
           Mortgage-backed                                    22,127                117            (236)              22,008
           State, county and municipal                         1,842                 49              -                 1,891
           Other                                               2,022                 -               -                 2,022
                                                           ---------           ---------       ---------          ----------
                                                              38,008                179            (261)              37,926
        Held-to-maturity securities:
           State, county and municipal                         3,189                  3               _                3,192
                                                           ---------           ---------       ---------          ----------

                Total securities                            $ 41,197           $    182        $   (261)           $  41,118
                                                           =========           =========       =========          ==========


       On the basis of amortized cost at December 31, 1997, the Bank's, securities portfolio consisted of fixed-rate securities of $31.7 million and adjustable-rate securities of $6.4 million with weighted average yields of 6.0% and 6.4%, respectively. At December 31, 1996, fixed-rate securities and adjustable-rate securities amounted to $34.1 million and $7.1 million, respectively, with weighted average yields of 6.2% and 6.4%, respectively. The Bank's mortgage-backed securities primarily represent pass-through securities guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

       The net unrealized gain on available-for-sale securities was $192.000 ($115,000 after taxes) at December 31, 1997, compared to a net unrealized loss of $82,000 ($49,000 after taxes) at December 31 1996. Changes in unrealized holding gains and losses resulted in a pre-tax increase (decrease) in stockholders' equity of $274,000 in 1997 and ($395,000) in 1996. These gains and losses will continue to fluctuate based on changes in the portfolio and market conditions. All unrealized losses on securities at December 31, 1997 and 1996 were temporary declines in fair value attributable to changes in market interest rates.

       Sales of available-for-sale securities in 1996 resulted in a net realized gain of $25,000 (gross realized gains of $46,000 less gross realized losses of $21,000). There were no sales of available-for-sale securities in 1997 or held-to-maturity securities in 1997 or 1996.

       The following is a summary of the amortized cost and fair value of debt securities (other than mortgage-backed securities) at December 31, 1997, by remaining term to contractual maturity. Actual maturities may differ from contractual maturities because certain issuers have the right to call or redeem their obligations prior to maturity.

                                                     Available-for-sale                         Held-to-maturity
                                                 --------------------------------           ----------------------------
                                                   Amortized                                 Amortized
                                                     cost          Fair value                  cost            Fair value
                                                     ----          ----------                  ----            ----------
                                                                               (In thousands)
           One year or less                      $  10,295        $  10,307                  $ 1,382              $ 1,382
           Over one to five years                    6,262            6,277                       87                   87
           Over five to ten years                    1,234            1,282                      -                   -
                                                 ---------        ---------                  -------              -------
                    Total                        $  17,791        $  17,866                  $ 1,469              $ 1,469
                                                 =========        =========                  =======              =======


       Securities with an amortized cost and fair value of $9.7 million were pledged to secure public deposits at December 31, 1997.

       Interest income on tax-exempt securities was $200,000 in 1997 and $242,000 in 1996.

(3)    Loans

       The Bank's gross loan portfolio at December 31, 1997 consisted of fixed-rate loans of $28.3 million and adjustable-rate loans of $58.0 million with weighted average yields of 8.3% and 9.0%, respectively. At December 31, 1996, fixed-rate loans and adjustable-rate loans amounted to $36.0 million and $38.0 million, respectively, with weighted average yields of 9.0% and 8.8%, respectively.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

      The Bank primarily originates mortgage loans secured by existing single-family residential and commercial real estate properties. The Bank also originates multi-family residential, commercial business, consumer and construction loans. A substantial portion of the Bank's loans are secured by real estate properties located in Putnam County, New York. The ability of the Bank's borrowers to make principal and interest payments is dependent upon, among other things, the level of overall economic activity and the real estate market conditions prevailing within the Bank's concentrated lending area.

      The principal balances of loans on non-accrual status at December 31 were as follows:

                                                       1997            1996
                                                       ----            ----
                                                         (In thousands)

             Residential mortgage                   $   768         $   532
             Commerical mortgage                        338             371
             Commercial business                         19             140
             Consumer                                   151             159
             Construction                                89              89
                                                    -------         -------
                 Total non-accrual loans            $ 1,365         $ 1,291
                                                    =======         =======

      If interest payments on non-accrual loans at December 31, 1997 and 1996 had been made during the respective years in accordance with their contractual terms, interest income would have been increased by $198,000 in 1997 and $194,000 in 1996.

      SFAS No. 114 applies to loans that are individually evaluated for collectibility in accordance with the Bank's normal loan review procedures (principally loans in the commercial mortgage and commercial business categories). At December 31, 1997 and 1996, the Bank's total recorded investment in impaired loans was $357,000 and $511,000, respectively, representing its non-accrual loans in the foregoing categories. An allowance for loan impairment under SFAS No. 114 was not required at either date, primarily due to the adequacy of collateral values. The Bank's average recorded investment in impaired loans was $393,000 for 1997 and $630,000 for 1996. Interest income recognized on impaired loans was immaterial for 1997 and 1996.

      The following is a summary of activity in the allowance for loan losses for the years ended December 31:

                                                   1997               1996
                                                   ----               ----
                                                        (In thousands)

            Balance at beginning of year         $ 1,411            $  1,439
            Provision for loan losses                 60                  60
            Charge-offs                              (47)               (134)
            Recoveries                                23                  46
                                                 -------            --------
            Balance at end of year               $ 1,447            $  1,411
                                                 =======            ========

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

       Certain residential mortgage loans originated by the Bank are sold in the secondary market, on a non-recourse basis with servicing retained. Proceeds from sales of mortgage loans in 1997 and 1996 were $5.2 million and $3.5 million, respectively, and the realized gains on sale were $84,000 and $63,000, respectively. The realized gains in 1997 and 1996 include $55,000 and $38,000, respectively, for the capitalization of mortgage servicing rights. Other assets at December 31, 1997 and 1996 include the unamortized cost of capitalized servicing rights of $73,000 and $33,000, respectively, which approximated fair value. The unpaid principal balances of serviced loans, which are not included in the Statements of Condition, were approximately $11.2 million at December 31, 1997 and $7.0 million at December 31, 1996. Mortgage loans held for sale were $1.3 million and $250,000 at December 31, 1997 and 1996, respectively.

       In 1996 the Bank implemented a program involving purchases, from its commercial customers, of certain accounts receivable arising from the customer's business. The receivables are purchased by the Bank at a discount, with full recourse to the Bank's customer for any uncollectible accounts. Full recourse is generally required from the Bank's customer within ninety days of the purchased receivable's due date if all or a portion remains unpaid. The Bank earns its fee for collecting payments and performing other servicing functions with respect to the purchased accounts. Purchased receivables of $958,000 and $741,000 are included in other assets at December 31, 1997 and 1996, respectively. Other non-interest income includes fees related to this program of $120,000 in 1997 and $52,000 in 1996.

(4)    Bank Premises and Equipment

       The following is a summary of bank premises and equipment at December 31:

                                                            1997         1996
                                                            ----         ----
                                                             (In thousands)

             Land                                         $   771     $    771
             Land improvements                                210          210
             Bank premises                                  4,703        4,642
             Furniture and equipment                        1,389          936
                                                          -------     --------
                                                            7,073        6,559
             Less accumulated depreciation                 (1,880)      (1,567)
                                                          -------     --------
                 Bank premises and equipment, net         $ 5,193     $  4,992
                                                          =======     ========

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements



(5)    Interest Bearing Deposits

       Interest bearing deposits are summarized as follows at December 31:

                                                               1997                             1996
                                                     --------------------------      ------------------------------
                                                       Weighted                       Weighted
                                                        average                        average
                                                         rates           Amount         rates           Amount
                                                         -----           ------         -----           ------
                                                                    (Dollars in thousands)
        Savings accounts                                 3.4%         $ 65,421         3.4%            $   63,543
        NOW accounts                                     1.5             6,753         1.5                  2,676
        Money market accounts                            2.5             3,298         2.5                  3,597
                                                                      --------                         ----------
                                                         3.2            75,472         3.3                 69,816

        Time deposits, by remaining period
            to contractual maturity:
              Six months or less                         4.8            13,383         4.5                 14,280
              Over six months to one year                5.1             3,717         4.8                  3,494
              Over one to two years                      5.2             1,948         5.0                  1,801
              Over two to three years                    5.5               553         5.3                    528
              Over three years                           5.5               402         5.7                    410
                                                                      --------                         ----------
                                                         4.9            20,003         4.6                 20,513
                                                                      --------                         ----------

         Total  interest bearing deposits                3.6%         $ 95,475         3.6%             $  90,329
                                                         ====         ========        ====             ==========


       Time deposits issued in amounts of $100,000 or more totaled $4.9 million at December 31, 1997 and $5.2 million at December 31, 1996. Interest expense on time deposits over $100,000 amounted to $228,000 in 1997 and $257,000 in 1996.

(6)    Employee Benefit Plan
       ---------------------

       The Bank maintains a defined contribution plan for eligible employees under Section 401(k) of the Internal Revenue Code. All employees who have a minimum or one year of service may elect to participate in the plan, by making contributions ranging from 1% to 10% of their compensation. The Bank makes matching contributions equal to 100% of the participant's contributions that are not in excess of 4% of compensation. The Bank, at its discretion, may make additional contributions on a profit-sharing basis. Plan expense for Bank contributions amounted to $100,000 in 1997 and $102,000 in 1996.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements


(7) Income-Taxes

       The components of income tax expense are summarized as follows for the years ended December 31:

                                                                                     1997               1996
                                                                                     ----               ----
                                                                                          (In thousands)

            Current tax expense:
            Federal                                                             $       803            $ 489
            State                                                                       285              230
                                                                                     ------           ------
                                                                                      1,088              719
             Deferred tax (benefit) expense:                                         ------           ------
                 Federal                                                                (73)              79
                 State                                                                  (21)             (19)
                                                                                     ------           ------
                                                                                        (94)              60
                                                                                     ------           ------
             Total income tax expense                                            $      994            $ 779
                                                                                     ======           ======

       The following is a reconciliation of the expected income tax expense, computed at the applicable Federal statutory tax rate of 34%, to the actual income tax expense for the years ended December 31:


                                                                                     1997              1996
                                                                                     ----              ----
                                                                                         (In thousands)

             Expected income tax expense                                         $   865             $  693
             State income taxes, net of Federal
                income tax benefit                                                   174                139
             Tax-exempt interest                                                     (68)               (82)
             Other, net                                                               23                 22
                                                                                  ------             ------
             Actual income tax expense                                           $   994             $  779


                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

       The tax effects of temporary differences that give rise to the Bank's deferred tax assets and liabilities are as follows at December 31:

                                                                                      1997               1996
                                                                                      ----               ----
                                                                                          (In thousands)

              Deferred tax assets:
                 Allowance for loan losses in excess of
                     tax bad debt reserve                                        $    473            $    424
                 Interest on non-accrual loans                                        261                 210
                 Other deductible temporary differences                                24                  20
                                                                                   ------              ------
                     Total gross deferred tax assets                                  758                 654

              Deferred tax liabilities for taxable
                 temporary differences                                                (42)                (32)
                     Net deferred tax asset                                           716                 622
                                                                                   ------              ------
              Deferred tax (liability) asset for net unrealized
                 (gain) loss on available-for-sale securities                         (77)                 33
                     Total net deferred tax asset                                $    639            $    655
                                                                                   ======              ======


       Based on the Bank's historical and anticipated future pre-tax earnings, management believes that it is more likely than not that the Bank's deferred tax assets will be realized.

(8)   Commitments and Contingencies

       Legal Proceedings

       From time to time, the Bank is involved in legal proceedings relating to the conduct of its business. In the opinion of management, after consultation with legal counsel, the financial position of the Bank will not be affected materially by the outcome of any pending legal proceedings.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

       Financial Instruments with Off-Balance Sheet Risk

       The Bank is a party to credit-related financial instruments that involve, to varying degrees. elements of credit and interest rate risk in addition to the amounts recognized in the Statements of Condition. The Bank's exposure to credit loss is represented by the instruments' contractual amounts which were as follows at December 31:


                                                                                1997
                                                         -----------------------------------------------------
                                                           Fixed              Adjustable                       1996
                                                           rate                 rate             Total         Total
                                                           ----                 ----             -----         -----
                                                                            (In thousands)

        Loan origination commitments                  $     476             $   1,680         $    2,156   $   4,884
        Unadvanced lines of credit                        1,153                 9,127             10,280       9,033
        Performance standby letters of credit               460                  -                   460         316
                                                         ------               -------            -------     -------
               Total                                  $   2,089             $  10,807         $   12,896   $  14,233
                                                         ======               =======            =======     =======


       Loan origination commitments are contractual agreements to lend to customers within specified time periods at interest rates and on other terms based on existing market conditions. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee by the customer. Under a standby letter of credit, the Bank is obligated to disburse funds to a designated third-party beneficiary in the event that the customer fails to perform under an agreement with the beneficiary.

       Loan origination commitments at December 31, 1997 include $476,000 for fixed-rate mortgage loans which, if funded, will be delivered in the secondary market under existing sales commitments. Portfolio loans held for sale at December 31, 1997 are also covered by sales commitments.

       The Bank's outstanding credit-related financial instruments do not necessarily represent future cash requirements since certain of these instruments may expire without being funded and others may not be fully drawn upon. The credit risk associated with these instruments is essentially the same as for outstanding loans reported in the Statements of Condition.

       Lines of Credit

       The Bank may borrow funds from the FHLB of New York subject to certain limitations. At December 31, 1997, the Bank also had a line of credit of $10.0 million available from a commercial bank. These borrowing facilities were not utilized during 1997 and 1996.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

  (9) Related Party Transactions
      --------------------------
      Certain of the Bank's directors and executive officers, including their immediate families and companies in which they are principal owners, were loan customers of the Bank during 1997 and 1996. These loans were made in the ordinary course of business at normal credit terms, including interest rates and collateral requirements, and do not represent more than a normal risk of collection. The unpaid principal balances of these loans, none of which were on non-accrual status, totaled approximately $1.6 million at both December 31, 1997 and 1996. Repayments of such loans were $92.000 in 1997 and $230,000 in 1996. Originations of loans to directors and executive officers were $26,000 in 1997 and $32,000 in 1996.

      In addition, certain of the Bank's directors and stockholders provide legal and other services to the Bank in the normal course of business. Management believes that the amounts paid by the Bank for these services are reasonable in relation to the value of the services provided,

(10)  Regulation Matters
      ------------------
      Capital Requirements

      National banks are required to maintain minimum levels of regulatory capital in accordance with OCC regulations, These regulations require a minimum leverage ratio of Tier 1 capital to total adjusted assets of 4.0%, and minimum ratios of Tier 1 and total capital to risk-weighted assets of 4.0% and 8.0%, respectively.

      Under its prompt corrective action regulations, the OCC is required to take certain supervisory actions (and may take additional discretionary actions) with respect to an undercapitalized bank. Such actions could have a direct material effect on a bank's financial statements. The regulations establish a framework for the classification of banks into five categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Generally, a bank is considered well capitalized if it has a leverage (Tier 1) capital ratio of at least 5.0%; a Tier 1 risk-based capital ratio of at least 6.0%; and a total risk-based capital ratio of at least 10.0%.

      The foregoing capital ratios are based in part on specific quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the regulators about capital components, risk weightings and other factors.

      Management believes that, as of December 31, 1997 and 1996, the Bank met all capital adequacy requirements to which it was subject. Further, the most recent OCC notification categorized the Bank as a well-capitalized bank under the prompt corrective action regulations. There have been no conditions or events since that notification that management believes have changed the Bank's capital classification.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

        The following is a summary of the Bank's actual capital amounts and ratios as of December 31, 1997 and 1996, compared to the required ratios for minimum capital adequacy and for classification as well-capitalized:

                                                                      Minimum             Classification as
                                                 Actual             capital adequacy       well capitalized
                                            -------------------   ----------------------  --------------------
                                            Amount      Ratio     Amount       Ratio       Amount        Ratio
                                            ------      -----     ------       -----       ------        -----
                                                                  (Dollars in thousands)
           December 31, 1997
           -----------------
           Leverage (Tier 1) capital      $ 13,145       9.4%     $ 5,582        4.0%     $  6,978          5.0%
           Risk-based capital:
               Tier I                       13,145      16.1        3,267        4.0         4,901          6.0
               Total                        14,171      17.4        6,534        8.0         8,168         10.0

           December 31, 1996
           -----------------
           Leverage (Tier 1) capital      $ 11,825       9.2%        5,162        4.0%      $ 6,452          5.0%
           Risk-based capital:
              Tier 1                        11,825      16.4         2,892        4.0         4.338          6.0
              Total                         12,735      17.6         5,784        8.0         7,231         10.0

        Dividend Restrictions

        The Bank may not, without prior approval of the OCC, declare dividends in excess of the sum of the current year's earnings (as defined) plus the net profits and losses (as defined) from the prior two years, less any dividends previously declared within the same period. At December 31, 1997, the dividends that the Bank could declare, without the approval of the OCC, amounted to $2,925,000.

        Reserve Requirements

        The Bank is required to maintain reserves (primarily in the, form of cash on hand and Federal Reserve Bank balances) with respect to certain types of deposit liabilities. Reserves maintained at December 31, 1997 and 1996 were $867,000 and $655,000, respectively,

   (11) Fair Values of Financial Instruments
        ------------------------------------

        SFAS No. 107 requires disclosures about the fair values of financial instruments for which it is practicable to estimate fair value. The definition of a financial instrument includes many of the assets and liabilities recognized in the Bank's Statements of Condition, as well as certain off-balance sheet items. Fair value is defined in SFAS No. 107 as the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

        Quoted market prices are used to estimate fair values when those prices are available, However, active markets do not exist for many types of financial instruments. Consequently, fair values for these instruments must be estimated by management using techniques such as discounted cash flow analysis and comparison to similar instruments. Estimates developed using these methods are highly subjective and require judgments regarding significant matters, such as the amount and timing of future cash flows and the selection of discount rates that appropriately reflect market and credit risks. Changes in these judgments often have a material effect on the fair value estimates. In addition, since these estimates are made as of a specific point in time, they are susceptible to material near-term changes. Fair values disclosed in accordance with SFAS No. 107 do not reflect any premium or discount that could result from the sale of a large volume of a particular financial instrument, nor do they reflect possible tax ramifications or estimated transaction costs.

        Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business or the value of non-financial assets and liabilities such as premises and equipment. In addition, there are significant intangible assets that arc not included in these fair value estimates, such as the value of "core deposits" which comprise a significant portion of the Bank's deposit base. Accordingly, the fair values disclosed below do not represent management's estimate of the underlying value of the Bank.

        The following is a summary of the carrying amounts and fair values of the Bank's financial assets and liabilities (none of which were held for trading purposes) at December 31:


                                                                        1997                            1996
                                                                ---------------------           ---------------------
                                                                Carrying         Fair           Carrying         Fair
                                                                 amount          value          amount           value
                                                                 ------          -----          ------           -----
                                                                                    (In millions)
             Financial assets:
                Cash and cash equivalents                      $   7.8       $   7.8        $    7.7          $    7.7
                Securities                                        38.3          38.3            41.1              41.1
                Loans                                             84.9          87.1            72.6              74.7
                Accrued interest receivable                        0.9           0.9             0.9               0.9
                Federal Home Loan Bank stock                       0.6           0.6             -                 -
             Financial liabilities:
                Time deposits                                    20.0           20.0            20.5              20.5
                Other deposits                                  105.7          105.7            95.6              95.6
                                                                =====          =====            ====              ====


        The following is a description of the principal valuation methods used by the Bank to estimate the fair values of its financial instruments:

        Securities

        The fair values of securities were generally based on market prices or dealer quotes. The fair values of certain municipal securities, for which market prices are not readily available, were based on a comparison to quoted prices for similar securities.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements




     Loans

     For valuation purposes, each significant loan portfolio category was analyzed, where appropriate, into components based on significant financial characteristics such as type of interest rate (fixed or adjustable). Generally, management estimated fair values by discounting the anticipated cash flows at current market rates for loans with similar terms to borrowers of similar credit quality.

     Deposit Liabilities

     The fair value of time deposits represents contractual cash flows discounted using interest rates currently offered on accounts with similar characteristics and maturities. In accordance with SFAS No. 107, the fair values of deposit liabilities with no stated maturity (demand, savings, NOW and money market accounts) are equal to the carrying amounts payable on demand.

     Other Financial Instruments

     The other financial assets listed in the preceding table have fair values that approximate the respective carrying amounts. The fair values of the loan orgination and sale commitments, unadvanced lines of credit and letters of credit described in note 8 were estimated based on an analysis of the interest rates and fees currently charged to enter into similar transactions, considering the remaining terms of the instruments and the creditworthiness of the counterparties. At December 31, 1997 and 1996, the fair values of these financial instruments approximated the related carrying amounts which were not significant.


(12) Recent Accounting Standard
     --------------------------

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for the reporting and display of comprehensive income (and its components) in financial statements. The standard does not, however, specify when to recognize or how to measure items that make up comprehensive income. Comprehensive income represents net income and certain amounts reported directly in stockholders' equity, such as the net unrealized gain or loss on available-for-sale securities. While SFAS No. 130 does not require a specific reporting format, it does require that an enterprise display an amount representing total comprehensive income for the period. SFAS No. 130 is effective for the fiscal years beginning after December 15, 1997.

KPMG
The Global Leader

                           THE MAHOPAC NATIONAL BANK

                             Financial Statements

                          December 31, 1996 and 1995

                  (With Independent Auditors' Report Thereon)

   KPMG Peat Marwick LLP

          Stamford Square
          3001 Summer Street
          Stamford, CT 06905


                         Independent Auditors' Report
                         ----------------------------

   The Board of Directors
   The Mahopac National Bank:

   We have audited the accompanying statements of condition of The Mahopac National Bank as of December 31, 1996 and 1995, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. we believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Mahopac National Bank as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

         KPMG Peat Marwick LLP

   January 31, 1997

                           THE MAHOPAC NATIONAL BANK

                            Statements of Condition

                          December 31, 1996 and 1995
                       (In thousands, except share data)

                                                                                              1996                  1995
                                                                                              ----                  ----
                       Assets
                       ------
   Cash and due from banks (note 10)                                                   $      3,375         $      4,625
   Federal funds sold                                                                         4,300                7,000
                                                                                         ----------           ----------
            Total cash and cash equivalents                                                   7,675               11,625
                                                                                         ----------           ----------

   Securities (note 2);
      Available-for-sale, at fair value (amortized cost of $38,008
         in 1996 and $39,336 in 1995)                                                        37,926               39,649
      Held-to-maturity, at amortized cost (fair value of $3,192
         in 1996 and $6,706 in 1995)                                                          3,189                6,689
                                                                                         ----------           ----------
            Total securities                                                                 41,115               46,338
                                                                                         ----------           ----------

   Loans, net (note 3):
      Residential mortgage                                                                   37,634               27,761
      Commercial mortgage                                                                    18,582               17,119
      Commercial business                                                                     8,617                8.399
      Consumer                                                                                3,654                3,490
      Construction                                                                            5,540                1,988
                                                                                         ----------           ----------
         Gross loans                                                                         74,027               58,757
      Allowance for loan losses                                                              (1,411)              (1,439)
                                                                                         ----------           ----------
            Total loans, net                                                                 72,616               57,318
                                                                                         ----------           ----------
   Bank premises and equipment, net (note 4)                                                  4,992                5,073
   Accrued interest receivable                                                                  854                  985
   Deferred income taxes, net (note 7)                                                          655                  556
   Other real estate owned                                                                      200                  222
   Other assets (note 3)                                                                        940                  149
                                                                                         ----------           ----------
            Total assets                                                               $    129,047         $    122,266
                                                                                         ==========           ==========

Liabilities and Stockholder's Equity
------------------------------------
   Liabilities:
      Deposits:
         Non-interest bearing demand                                                   $     25,795         $     25,900
         Interest bearing (note 5)                                                           90,329               84,969
                                                                                         ----------           ----------
            Total deposits                                                                  116,124              110,869
      Other Liabilities                                                                       1,147                  463
                                                                                         ----------           ----------
            Total liabilities                                                               117,271              111,332
                                                                                         ----------           ----------
   Commitments and contingencies (note 8)

   Stockholders' equity (note 10):
      Common stock ($100 par value; 2,125 shares
         authorized, issued and outstanding)                                                    213                 213
      Additional paid-in capital                                                                597                 597
      Retained earnings                                                                      11,015               9,937
      Net unrealized gain (loss) on securities available-for-sale,
         net of taxes (note 2)                                                                  (49)                187
                                                                                         ----------           ----------
            Total stockholders' equity                                                       11,776              10,934
                                                                                         ----------           ----------
            Total liabilities and stockholders' equity                                 $    129,047         $   122,266
                                                                                         ==========           ==========


   See accompanying notes to financial statements.

                           THE MAHOPAC NATIONAL BANK

                           Statements of Operations

                    Years ended December 31, 1996 and 1995
                                (In thousands)


                                                                                1996                     1995
                                                                                ----                     ----
Interest income:
    Loans                                                                    $   5,568                $  4,645
    Securities (note 2)                                                          2,657                   2,178
    Federal funds and other                                                        561                     792
                                                                                ------                  ------
       Total interest income                                                     8,786                   7,615
Interest expense on deposits                                                     3,296                   3,285
                                                                                ------                  ------
       Net interest income                                                       5,490                   4,330
Provision for loan losses (note 3)                                                  60                      60
                                                                                ------                  ------
       Net interest income after provision for loan losses                       5,430                   4,270
Non-interest income:
    Deposit service fees                                                           451                     420
    Net gain on sales of loans and securities (notes 2 and 3)                       88                      22
    Other (note 3)                                                                 230                     128
                                                                                ------                  ------
       Total non-interest income                                                   769                     570
                                                                                ------                  ------
Non-interest expense:
    Compensation and benefits (note 6)                                           2,476                   2,306
    Occupancy and equipment                                                        730                     721
    Professional and outside service fees                                          262                     210
    FDIC deposit insurance premiums                                                  2                     134
    Other                                                                          692                     704
                                                                                ------                  ------
       Total non-interest expense                                                4,162                   4,075
                                                                                ------                  ------
       Income before income tax expense                                          2,037                     765

Income tax expense (note 7)                                                        779                      96
                                                                                ------                  ------
       Net income                                                            $   1,258               $     669
                                                                                ======                  ======


See accompanying notes to financial statements.

                           THE MAHOPAC NATIONAL BANK

                 Statements of Changes in Stockholders' Equity

                    Years ended December 31, 1996 and 1995
                     (In thousands, except per share data)

                                                                                             Net
                                                         Additional                       unrealized
                                          Common           paid-in        Retained       gain (loss) on
                                           stock           capital        earnings        securities           Total
                                           -----           -------        --------        ----------           -----

Balance at December 31, 1994           $    213           $   597        $    9,417        $   (312)          $  9,915

Net income                                   -                 -                669              -                 669
Cash dividends declared ($70 per
    common share)                            -                 -               (149)             -                (149)
Change in net unrealized gain
    (loss) on securities available-
    for-sale, net of taxes                   -                 -                -               499                499
                                          -------           ------          -------         -------           --------
Balance at December 31, 1995                213               597             9,937             187             10,934

Net income                                   -                 -              1,258              -               1,258
Cash dividends declared ($85 per
    common share)                            -                 -               (180)             -                (180)
Change in net unrealized gain
    (loss) on securities available-
    for-sale, net of taxes                   -                 -                -              (236)              (236)
                                          -------           ------          -------         -------           --------

Balance at December 31, 1996           $    213           $   597        $   11,015        $    (49)          $ 11,776
                                          =======           ======          =======         =======           ========


See accompanying notes to financial statements.

                           THE MAHOPAC NATIONAL BANK

                           Statements of Cash Flows

                    Years ended December 31, 1996 and 1995
                                (In thousands)

                                                                                             1996                  1995
                                                                                             ----                  ----
     Cash flows from operating activities:
        Net income                                                                    $     1,258               $   669
        Adjustments to reconcile net income to net
           cash provided by operating activities:
              Provision for loan losses                                                        60                    60
              Amortization of premiums on securities, net                                      17                   121
              Depreciation and amortization                                                   262                   250
              Other adjustments, net                                                          707                   392
                                                                                          -------               -------
                  Net cash provided by operating activities                                 2,304                 1,492
                                                                                          -------               -------
     Cash flows from investing activities:
        Purchases of securities:
           Available-for-sale                                                             (15,540)              (17,764)
           Held-to-maturity                                                                (2,970)               (8,143)
        Repayments and maturities of securities:
           Available-for-sale                                                              12,075                 8,762
           Held-to-maturity                                                                 6,470                 7,870
        Sales of securities available-for-sale                                              4,801                   -
        Disbursements for loan originations, net of repayments                            (18,721)              (13,699)
        Proceeds from sales of loans                                                        3,478                 3,963
        Other, net                                                                           (922)                 (188)
                                                                                          -------               -------

                  Net cash used in investing activities                                   (11,329)              (19,199)
                                                                                          -------               -------
     Cash flows from financing activities:
        Net increase in deposits                                                            5,255                22,230
        Cash dividends paid                                                                  (180)                 (149)
                                                                                          -------               -------

                  Net cash provided by financing activities                                 5,075                22,081
                                                                                          -------               -------
     Net (decrease) increase in cash and cash equivalents                                  (3,950)                4,374
     Cash and cash equivalents at beginning of year                                        11,625                 7,251
                                                                                          -------               -------
     Cash and cash equivalents at end of year                                         $     7,675           $    11,625
                                                                                        =========              ========
     Supplemental information:
        Interest paid on deposits                                                     $     3,287           $     3,253
        Securities transferred from held-to-maturity
           to available-for-sale                                                      $      -              $     9,970
                                                                                        =========              ========

     See accompanying notes to financial statements.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

                          December 31, 1996 and 1995

    (1) Summary of Significant Accounting Policies
        ------------------------------------------
        The Mahopac National Bank (the "Bank") provides community banking services in its primary market area of Putnam County, New York. The Bank is engaged principally in the business of attracting retail deposits from the general public and business community, and investing those funds in residential and commercial mortgage loans, commerical loans, consumer loans and securities. The Bank is subject to regulation and supervision by the Office of the Comptroller of the Currency (the "OCC"). Deposits are insured up to applicable limits by the Bank Insurance Fund of the Federal Deposit Insurance Corporation.

        The following is a summary of the significant accounting policies followed by the Bank in the preparation of its financial statements.

        Basis of Presentation

        The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. A material estimate that is particularly susceptible to significant near-term change is the allowance for loan losses, which is discussed below.

        For purposes of reporting cash flows, cash equivalents are defined as Federal funds and other highly-liquid instruments with an original term to maturity of three months or less.

        Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

        Securities

        Securities are classified as held-to-maturity, trading, or available-for-sale in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Securities classified as held-to-maturity are debt securities for which the Bank has the positive intent and ability to hold to maturity. Trading securities are debt and equity securities that are bought principally for the purpose of selling them in the near term. All other debt and equity securities are classfied as available-for-sale.

        Held-to-maturity securities are carried at amortized cost. Available-for-sale securities are carried at fair value with unrealized gains and losses excluded from earnings and reported on a net-of-tax basis as a separate component of stockholders' equity. The Bank has no trading securities.

        Premiums and discounts are amortized to interest income on a level-yield basis over the term of the security. Realized gains and losses on sales of securities are determined based on the amortized cost of the specific securities sold.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

          Allowance for Loan Losses

          The allowance for loan losses is increased by provisions for losses charged to operations. Loan losses and recoveries of loans previously written-off are charged or credited to the allowance as incurred or realized, respectively. Management estimates the allowance for loan losses based on an evaluation of the Bank's past loan loss experience, known and inherent risks in the portfolio, the fair value of underlying collateral, and current economic conditions. In management's judgment, the allowance for loan losses is adequate to absorb probable losses in the existing portfolio.

          Establishing the allowance for loan losses involves significant management judgment utilizing the best available information at the time of review. Those judgments are subject to review by various sources, including the Bank's regulators. Future adjustments to the allowance may be necessary based on changes in economic and real estate market conditions, further information obtained regarding known problem loans, the identification of additional problem loans, and other factors.

          Impaired loans are accounted for in accordance with SFAS No. 114. "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No.118. A loan is considered to be impaired when, based on current information and events, it is probable that the Bank will be unable to collect all principal and interest contractually due. SFAS No. 114 permits the measurement of impaired loans based on (i) the present value of expected future cash flows discounted at the loan's effective interest rate, (ii) the loan's observable market price or (iii) the fair value of the collateral if the loan is collateral dependent. Substantially all of the Bank's impaired loans are colleteral-dependent loans measured based on the fair value of the collateral. When the measure of an impaired loan is less than its recorded investment, an impairment loss is recognized as part of the allowance for loan losses.

          Interest and Fees on Loans

          Generally, a loan (including an impaired loan under SFAS No. 114) is placed on non-accrual status when principal or interest payments become ninety days past due, or earlier if the ability of the borrower to meet contractual payment terms is in doubt. When loans are placed on non-accrual status, unpaid interest is reversed against interest income of the current period. Interest payments received on non-accrual loans are either applied to reduce unpaid principal balances or reported as interest income, depending on management's judgment as to the likelihood of further collections. Loans are returned to accrual status when collectibility is no longer considered doubtful.

          Loan origination fees and certain direct loan origination costs are deferred, and the net fee or cost is amortized to interest income over the contractual term of the loans using the interest method. Unamortized fees and costs applicable to loans prepaid or sold are recognized in income at the time of prepayment or sale.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

Bank Premises and Equipment

Land is carried at cost. All other categories of bank premises and equipment are carried at cost, less accumulated depreciation computed using the straight-line method over the estimated useful lives of the respective assets.

Other Real Estate Owned

Other real estate owned represents properties acquired through foreclosure. A property is recorded initially at fair value less estimated costs to sell, and any resulting writedown of the recorded investment in the loan is charged to the allowance for loan losses. Thereafter, an allowance for losses on real estate owned is established for any further declines in fair value less estimated costs to sell. Fair value estimates are based on recent appraisals and other available information.

Income Taxes

Income taxes are accounted for under the asset and liability method. Accordingly, deferred taxes are recognized for the estimated future tax effects attributable to "temporary differences" between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A deferred tax liability is recognized for all temporary differences that will result in future taxable income. A deferred tax asset is recognized for all temporary differences that will result in future tax deductions, and for all tax credit carryforwards, subject to reduction of the asset by a valuation allowance in certain circumstances. This valuation allowance is recognized if, based on an analysis of available evidence, management determines that it is more likely than not that some portion or all of the deferred tax asset will not be realized. The valuation allowance is subject to ongoing adjustment based on changes in circumstances that affect management's judgment about the realizability of the deferred tax asset. Adjustments to increase or decrease the valuation allowance are charged or credited, respectively, to income tax expense.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of an enacted change in tax laws or rates is recognized in income in the period that includes the enactment date.

                           THE MAHOPAC NATIONAL BANK
                         Notes to Financial Statements

        (2)   Securities
              ----------
              The following is a summary of securities at December 31, 1996 and 1995;

                                                                                       Gross           Gross
                                                                       Amortized     unrealized       unrealized        Fair
                                                                         cost           gains          losses          value
                                                                         ----           -----          ------          -----
                                                                                             (In thousands)

           December 31, 1996
           -----------------
           Available-for-sale securities:
               U.S. Treasury                                        $    3,019     $       9        $      (1)    $    3,027
               U.S. Government-sponsored agencies                        8,998             4              (24)         8,978
               Mortgage-backed                                          22,127           117             (236)        22,008
               State, county and municipal                               1,842            49               -           1,891
               Other                                                     2,022            -                -           2,022
                                                                      --------       -------          -------       --------
                                                                        38,008           179             (261)        37,926
           Held-to-maturity securities:
               State, county and municipal                               3,189             3                -          3,192
                                                                      --------       -------          -------       --------
                    Total securities                                $   41,197     $     182        $    (261)    $   41,118
                                                                      ========       =======          =======       ========

           December 31, 1995
           Available-for-sale securities:
               U.S. Treasury                                        $    8,031     $      33        $      (7)     $   8,057
               U.S. Government-sponsored agencies                       10,000            70              (20)        10,050
               Mortgage-backed                                          16,225           171               (3)        16,393
               State, county and municipal                               3,059            85               (1)         3,143
               Other                                                     2,021            -               (15)         2,006
                                                                      --------       -------          -------       --------
                                                                        39,336           359              (46)        39,649
                                                                      --------       -------          -------       --------
           Held-to-maturity securities:
               U.S. Government-sponsored agencies                        3,998             6               -           4,004
               State, county and municipal                               2,691            11               -           2,702
                                                                      --------       -------          -------       --------
                                                                         6,689            17               -           6,706
                                                                      --------       -------          -------       --------
                    Total securities                                $   46,025         $ 376        $     (46)     $  46,355
                                                                      ========       =======          =======       ========


          On the basis of amortized cost at December 31, 1996, the Bank's securities portfolio consisted of fixed-rate securities of $34.1 million and adjustable-rate securities of $7.1 million with weighted average yields of 6.2% and 6.4%, respectively. At December 31, 1995, fixed-rate securities and adjustable-rate securities amounted to $33.5 million and $12.5 million, respectively, with weighted average yields of 6.3% and 6.1%, respectively. The Bank's mortgage-backed securities primarily represent pass-through securities guaranteed by Ginnie Mac, Fannie Mae and Freddie Mac.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

           The net unrealized loss on available-for-sale securities was $82,000 ($49.000 after taxes) at December 31, 1996, compared to a net unrealized gain of $313.000 ($187,000 after taxes) at December 31 1995. Changes in unrealized holding gains and losses resulted in a pre-tax increase (decrease) in stockholders' equity of ($395.000) in 1996 and $833.000 in 1995. These gains and losses will continue to fluctuate based on changes in the portfolio and market conditions. All unrealized losses on securities at December 31, 1996 and 1995 were temporary declines in fair value attributable to changes in market interest rates.

           The proceeds from sales of available-for-sale securities totaled $4.8 million in 1996 (none in 1995). These sales resulted in a net realized gain of $25,000 (gross realized gains of $46,000 less gross realized losses of $21,000). which is included in other non-interest income in the Statement of Operations. There were no sales of held -to-maturity securities in 1996 or 1995.

           In December 1995, held-to-maturity securities with an amortized cost of $10.0 million and a pre-tax net unrealized gain of $41,000 were transferred to the available-for-sale category. This transfer was made in accordance with a Special Report, issued by the Financial Accounting Standards Board ("FASB"), which provided a one-time opportunity to reclassify securities in the 45-day period ended December 31, 1995 without calling into question the intent to hold other held-to-maturity securities to maturity.

           The following is a summary of the amortized cost and fair value of debt securities (other than mortgage-backed securities) at December 31, 1996, by remaining term to contractual maturity. Actual maturities may differ from contractual maturities because certain issuers have the right to call or redeem their obligations prior to maturity.

                                                           Available-for-sale                   Held-to-maturity
                                                       ---------------------------         ---------------------------
                                                       Amortized                            Amortized
                                                        cost             Fair value            cost         Fair value
                                                        ----             ----------            ----         ----------
                                                                                 (In thousands)

               One year or less                       $   1,998        $     1,998          $   3,073        $   3,076
               Over one to five years                    12,626             12,650                116              116
               Over five to ten years                     1,234              1,247                -                -
                                                       --------          ---------            -------         --------
                        Total                         $  15,858        $    15,895          $  3, 189        $   3,192


           Securities with an amortized cost and fair value of $8.9 million were pledged to secure public deposits at December 31, 1996.

           Interest income on tax-exempt securities was $242,000 in 1996 and $351,000 in 1995.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

    (3) Loans
        -----

        The Bank's gross loan portfolio at December 31, 1996 consisted of fixed-rate loans of $36.0 million and adjustable-rate loans of $38.0 million with weighted average yields of 9.0% and 8.8%, respectively. At December 31, 1995, fixed-rate loans and adjustable-rate loans amounted to $32.9 million and $25.9 million, respectively, with weighted average yields of 8.5% and 8.9%, respectively.

        The Bank primarily originates mortgage loans secured by existing single-family residential and commercial real estate properties. The Bank also originates multi-family residential, commercial business, consumer and construction loans. A substantial portion of the Bank's loans are secured by real estate properties located in Mahopac, New York and the surrounding area. The ability of the Bank's borrowers to make principal and interest payments is dependent upon, among other things, the level of overall economic activity and the real estate market conditions prevailing within the Bank's concentrated lending area.

        The principal balances of loans on non-accrual status at December 31 were as follows:

                                                                                1996             1995
                                                                                ----             ----
                                                                                    (In thousands)

                 Residential mortgage                                       $     532       $     371
                 Commercial mortgage                                              371             842
                 Commercial business                                              140             426
                 Consumer                                                         159             153
                 Construction                                                      89              94
                                                                             --------        --------
                      Total non-accrual loans                               $   1,291       $   1,986
                                                                             ========        ========

        If interest payments on non-accrual loans at December 31, 1996 and 1995 had been made during the respective years in accordance with their contractual terms, interest income would have been increased by $194,000 in 1996 and $162,000 in 1995.

        SFAS No. 114 applies to loans that are individually evaluated for collectibility in accordance with the Bank's normal loan review procedures (principally loans in the commercial mortgage and commercial business categories). At December 3, 1996 and 1995, the Bank's total recorded investment in impaired loans was $511,000 and $1.3 million, respectively, representing its non-accrual loans in the foregoing categories. These totals include loan of $511,000 in 1996 and $1.1 million in 1995 for which an allowance for loan impairment was not required under SFAS No. 114, primarily due to the adequacy of collateral values. The remaining impaired loans of $218,000 in 1995 had an allowance for loan impairment of $62,000 which was included in the overall allowance for loan losses. The Bank's average recorded investment in impaired loans was $630,000 for 1996 and $1.3 million for 1995. Interest income recognized on impaired loans was immaterial for 1996 and 1995.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

The following is a summary of activity in the allowance for loan losses for the years ended December 31:


                                                                         1996               1995
                                                                         ----               ----
                                                                              (In thousands)

       Balance at beginning of year                                $    1,439         $    1,278
       Provision for loan losses                                           60                 60
       Charge-offs                                                       (134)               (82)
       Recoveries                                                          46                183
                                                                     --------           --------
       Balance at end of year                                       $   1,411         $    1,439
                                                                     ========           ========

Certain residential mortgage loans originated by the Bank are sold without recourse in the secondary market. Proceeds from sales of mortgage loans in 1996 and 1995 were $3.5 million and $4.0 million, respectively, and realized gains on sale were $63,000 and $22,000, respectively. The realized gain on 1996 sales includes $38,000 for the capitalization of mortgage servicing assets as a result of the Bank's prospective adoption, effective January 1, 1996, of SFAS No. 122, "Accounting for Mortgage Servicing Rights." Among other things, this standard requires (i) recognition of servicing rights as assets when mortgage loans are sold with servicing retained and (ii) subsequent amortization of the assets over the period of estimated net servicing income. At December 31, 1996, other assets includes the unamortized cost of mortgage servicing assets of $33,000 which approximated the fair value of the underlying servicing rights. The unpaid principal balances of serviced loans, which are not included in the Statements of Condition, were approximately $7.0 million at December 31, 1996 and $3.9 million at December 31, 1995. Mortgage loans held for sale were $250,000 and $907,000 at December 31, 1996 and 1995, respectively.

In 1996 the Bank implemented a program involving purchases, from its commercial customers, of certain accounts receivable arising from the customer's business. The receivables are purchased by the Bank at a discount, with full recourse to the Bank's customer for any uncollectible accounts. Full recourse is generally required from the Bank's customer within ninety days of the purchased receivable's due date if all or a portion remains unpaid. The Bank earns its fee for collecting payments and performing other servicing functions with respect to the purchased accounts. Purchased receivables of $741,000 are included in other assets at December 31, 1996. Other non-interest income for 1996 includes fees of $52,000 related to this program.

                                       8
                           THE MAHOPAC NATIONAL BANK
                         Notes to Financial Statements

     (4) Bank Premises and Equipment
         ---------------------------

         The following is a summary of bank premises and equipment at December 31:

                                                                                    1996              1995
                                                                                    ----              ----
                                                                                        (In thousands)

                  Land                                                        $      771          $    771
                  Land improvements                                                  210               210
                  Bank premises                                                    4,642             4,623
                  furniture and equipment                                            936               794
                                                                                 -------           -------
                                                                                   6,559             6,398

                  Less accumulated depreciation                                   (1,567)           (1,325)
                                                                                 -------           -------

                     Bank premises and equipment, net                         $    4,992          $  5,073
                                                                                 =======           =======

     (5) Interest Bearing Desposits
         ---------------------------
         Interest bearing deposits are summarized as follows at December 31:


                                                                                    1996                          1995
                                                                        --------------------------      -----------------------
                                                                        Weighted                         Weighted
                                                                        average                          average
                                                                         rates           Amount           rates        Amount
                                                                         -----           ------           -----        ------
                                                                                         (Dollars in thousands)

            Savings accounts                                              3.4  %       $  63,543            3.8%    $  59,919
            NOW accounts                                                  1.5              2,676            1.5         3,652
            Money market accounts                                         2.5              3.597            2.5         4,502
                                                                                        --------                     --------
                                                                          3.3             69,816            3.6        68,073
                                                                                        --------                     --------

            Time deposit accounts, by
                remaining period to contractual
                maturity:
                  Six months or less                                      4.5%        $   14,280             5.1%     10,994
                  Over six months to one year                             4.8              3,494             4.8       2,636
                  Over one to two years                                   5.0              1,801             5.3       2.216
                  Over two to three years                                 5.3                528             5.6         562
                  Over three years                                        5.7                410             5.6         488
                                                                                        --------                    --------
                                                                          4.6             20,513             5.1      16,896
                                                                                        --------                    --------

             Total interest bearing deposits                              3.6%         $  90,329             3.9%  $  84,969
                                                                        =====           ========            ====    ========

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

    Time deposits issued in amounts of $ 100,000 or more totaled $5.2 million at December 31, 1996 and $2.1 million at December 31, 1995. Interest expense on time deposits over $100,000 amounted to $257,000 in 1996 and $106,000 in 1995.

(6) Employee Benefit Plan
    ----------------------

    The Bank maintains a defined contribution plan for eligible employees under
    Section 401 (k) of the Internal Revenue Code. All employees who have a minimum of one year of service may elect to participate in the plan, by making contributions ranging from 1% to 10% of their compensation. The
    Bank makes matching contributions equal to 100% of the participant's contributions that are not in excess of 4% of compensation. The Bank, at its discretion, may make additional contributions on a profit-sharing basis. Plan expense for Bank contributions amounted to $102,000 in 1996 and $80,000 in 1995.

(7) Income Taxes
    ------------

    The components of income tax expense are summarized as follows for the years ended December 31:

                                                                                 1996               1995
                                                                                 ----               ----
                                                                                     (In thousands)

           Current tax expense:
               Federal                                                        $   489            $    83
               State                                                              230                 46
                                                                                -----              -----
                                                                                  719                129
                                                                                -----              -----
           Deferred tax expense (benefit):
               Federal                                                             79                 61
               State                                                              (19)                21
               Elimination of valuation allowance
                 for deferred tax assets                                           -                (115)
                                                                                -----              -----
                                                                                   60                (33)
                                                                                -----              -----
            Total income tax expense                                          $   779            $    96
                                                                                =====              =====

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

      The following is a reconciliation of the expected income tax expense, computed at the applicable Federal statutory tax rate of 34%, to the actual income tax expense for the years ended December 31:

                                                                                       1996               1995
                                                                                       ----               ----
                                                                                             (In thousand)

                 Expected income tax expense                                        $    693          $    260
                 State income taxes, net of Federal
                    income tax benefit                                                   139                44
                 Tax-exempt interest                                                     (82)             (119)
                 Elimination of valuation allowance for
                    deferred tax assets                                                   -               (115)
                 Other net                                                                29                26
                                                                                     -------            ------
                 Actual income tax expense                                          $    779           $    96
                                                                                     =======            ======

           The tax effects of temporary differences and tax credit carryforwards that give rise to the Bank's deferred tax assets and liabilities are as follows at December 31:


                                                                                        1996               1995
                                                                                        ----               ----
                                                                                            (In thousands)
                 Deferred tax assets:
                     Allowance for loan losses in excess of
                        tax bad debt reserve                                       $    424            $    427
                     Interest on non-accrual loans                                      210                  51
                     Other deductible temporary differences                              20                  99
                     Alternative minimum tax credit carryforwards                        -                  112
                                                                                     ------              ------
                        Total gross deferred tax assets                                 654                 689
                 Deferred tax liabilities for taxable
                     temporary differences                                             (32)                 (7)
                                                                                     ------              ------
                        Net deferred tax asset                                          622                 682
                 Deferred tax assets (liability) for net unrealized
                     gains and losses on available-for-sale securities                   33                (126)
                                                                                     ------              ------

                        Total net deferred tax asset                               $    655             $   556
                                                                                     ======              ======

           The valuation allowance far deferred tax assets was eliminated in 1995 based on management's reevaluation of the Bank's prospects for future earnings considering factors such as the improved level of pre-tax earnings and asset growth achieved during the year. Based on the Bank's historical and anticipated future pre-tax earnings, management believes that it is more likely than not that the Bank's deferred tax assets will be realized.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

(8) Commitments and Contingencies
    -----------------------------
    Legal Proceedings

    From time to time, the Bank is involved in legal proceedings relating to the conduct of its business. In the opinion of management, after consultation with legal counsel, the financial position of the Bank will not be affected materially by the outcome of any pending legal proceedings.

    Financial Instruments with Off-Balance Sheet Risk

    The Bank is a party to credit-related financial instruments that involve, to varying degrees, elements of credit and interest rate risk in addition to the amounts recognized in the Statements of Condition. The Bank's exposure to credit loss is represented by the instruments' contractual amounts which were as follows at December 31:


                                                                           1996
                                                         Fixed           Adjustable                     1995
                                                         rate              rate             Total       Total
                                                         ---               ----             -----       -----
                                                                              (In thousands)

       Loan origination commitments                    $   596          $  4,288          $  4,884     $ 5,939
       Unadvanced lines of credit                        2,551             6,482             9,033       3,549
       Performance standby letters of credit               316               -                 316         254
                                                        ------           -------            ------      ------
               Total                                   $ 3,463          $ 10,770          $ 14,233     $ 9,742
                                                        ======           =======            ======      ======

       Loan origination commitments are contractual agreements to lend to customers within specified time periods at interest rates and on other terms based on existing market conditions. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee by the customer. Under a standby letter of credit, the Bank is obligated to disburse funds to a designated third-party beneficiary in the event that the customer fails to perform under an agreement with the beneficiary.

       Loan origination commitments at December 31, 1996 and 1995 include $596,000 and $1.2 million, respectively, for fixed-rate mortgage loans which, if funded, will be delivered in the secondary market under existing sales commitments. Portfolio held for sale at December 31, 1996 and 1995 are also covered by sales commitments.

       The Bank's outstanding credit-related financial instruments do not necessarily represent future cash requirements, since certain of these instruments may expire without being funded and others may not be fully drawn upon. The credit risk associated with these instruments is essentially the same as for outstanding loans reported in the Statements of Condition.

       Line of Credit

       At December 31, 1996, the Bank had a line of credit of $ 10.0 million available from another financial institution. This borrowing facility was not utilized during 1996 and 1995.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

     (9) Related Party Transactions
         ---------------------------
         Certain of the Bank's directors and executive officers, including their immediate families and companies in which they are principal owners, were loan customers of the Bank during 1996 and 1995. These loans were made in the ordinary course of business at normal credit terms, including interest rates and collateral requirements, and do not represent more than a normal risk of collection. The unpaid principal balances of these loans, none of which were on non-accrual status, totaled $1.6 million and $1.8 million at December 31, 1996 and 1995, respectively. Repayments of such loans were $230,000 in 1996 and $839,000 in 1995. Originations of loans to directors and executive officers were $32,000 in 1996 and $804,000 in 1995.

         In addition, certain of the Bank's directors and stockholders provide legal and other services to the Bank in the normal course of business. Management believes that the amounts paid by the Bank for these services are reasonable in relation to the value of the services provided.

    (10) Regulatory Matters
         ------------------
         Capital Requirements

         National banks are required to maintain minimum levels of regulatory capital in accordance with regulations of the Office of the Comptroller of the Currency ("OCC"). These regulations require a minimum leverage ratio of Tier 1 capital to total adjusted assets of 4.0%, and minimum ratios of Tier 1 and total capital to risk-weighted assets of 4.0% and 8.0%, respectively.

         Under its prompt corrective action regulations, the OCC is required to take certain supervisory actions (and may take additional discretionary actions) with respect to an undercapitalized bank. Such actions could have a direct material effect on a bank's financial statements. The regulations establish a framework for the classification of banks into five categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Generally, a bank is considered well capitalized if it has a leverage (Tier 1) capital ratio of at least 5.0%; a Tier 1 risk-based capital ratio of at least 6.0%;, and a total risk-based capital ratio of at least 10.0%.

         The foregoing capital ratios are based in part on specific quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the regulators about capital components, risk weightings and other factors.

         Management believes that, as of December 31, 1996 and 1995, the Bank met all capital adequacy requirements to which it was subject. Further, the most recent OCC notification categorized the Bank as a well-capitalized bank under the prompt corrective action regulations. There have been no conditions or events since that notification that management believes have changed the Bank's capital classification.

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

     The following is a summary of the Bank's actual capital amounts and ratios as of December 31, 1996 and 1995, compared to the required ratios for minimum capital adequacy and for classification as well-capitalized:




                                                                            Minimum          For classification as
                                                 Bank actual           Capital adcquacy        well capitaziaed
                                        ------------------------- -----------------------  -------------------------
                                              Amount     Ratio        Amount      Ratio        Amount     Ratio
                                              ------     -----        ------      -----        ------     -----
                                                                     (Dollars in thousands)

           December 31 , 1996
           ------------------
           Leverage (Tier 1) capital       $ 11,825       9.2%      $   5,162       4.0%    $  6,452         5.0%
           Risk-based capital;
              Tier 1                         11,825       16.4          2,892        4.0       4,338         6.0
              Total                          12,735       17.6          5,784        8.0       7,231        10.0

            December 31, 1995
           ------------------
            Leverage (Tier 1) Capital      $ 10,270        8.4%      $  4,890        4.0%   $  6,113         5.0%
            Risk-based Capital;
               Tier 1                        10,270       17.0          2,417        4.0       3,625         6.0
                Total                        10,995       18.2          4,832        8.0       6,041        10.0

          Dividend Restrictions

          The Bank may not, without prior approval of the OCC, declare dividends in excess of the sum of the current year's earnings (as defined) plus the net profits and losses (as defined) from the prior two years, less any dividends previously declared within the same period. At December 31, 1996, the dividends that the Bank could declare, without the approval of the OCC, amounted to $1,675,000.

          Reserve Requirements

          The Bank is required to maintain reserves (primarily in the form of cash on hand and Federal Reserve Bank balances) with respect to certain types of deposit liabilities. Reserves maintained at December
          31. 1996 and 1995 were $655,000 and $631,000, respectively.

     (11) Fair Values of Financial Instruments
          -------------------------------------

          SFAS No. 107 requires disclosures about the fair values of finanical instruments for which it is practicable to estimate fair value. The definition of a financial instrument includes many of the assets and liabilities recognized in the Bank's Statements of Financial Condition, as well as certain off-balance sheet items. Fair value is defined in SFAS No. 107 as the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

          Quoted market prices are used to estimate fair values when those prices are available. However, active markets do not exist for many types of financial instruments. Consequently, fair values for these instruments must be estimated by management using techniques such as discounted cash flow analysis and comparison to similar instruments. Estimates developed using these methods are highly subjective and require judgments

                           THE MAHOPAC NATIONAL BANK

                         Notes to Financial Statements

           regarding significant matters, such as the amount and timing of future cash flows and the selection of discount rates that appropriately reflect market and credit risks. Changes in these judgments often have a material effect on the fair value estimates. In addition, since these estimates are made as of a specific point in time, they are susceptible to material near-term changes. Fair values disclosed in accordance with SFAS No. 107 do not reflect any premium or discount that could result from the sale of a large volume of a particular financial instrument, nor do they reflect possible tax ramifications or estimated transaction costs.

           Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business or the value of non-financial assets and liabilities such as premises and equipment. In addition, there are significant intangible assets that are not included in these fair value estimates, such as the value of "core deposits" which comprise a significant portion of the Bank's deposit base. Accordingly, the fair values disclosed below do not represent management's estimate of the underlying value of the Bank.

           The following is a summary of the carrying amounts and fair values of the Bank's financial assets and liabilities (none of which were held for trading purposes) at December 31:

                                                                          1996                             1995
                                                                 ---------------------------      -----------------------
                                                                Carrying              Fair         Carrying        Fair
                                                                 amount              value          amount         value
                                                                 ------              -----          ------         -----
                                                                                       (In millions)
              Financial assets:
                Cash and cash equivalents                   $        7.7          $    7.7       $   11.6     $    11.6
                Securities                                          41.1              41.1           46.3          46.3
                Loans                                               72.6              74.7           57.3          60.5
                Accrued interest receivable                          0.9               0.9            1.0           1.0
              Financial liabilities:
                Time deposit accounts                                20.5             20.5           16.9          17.0
                Other deposit accounts                               95.6             95.6           94.0          94.0
                                                                 ========          =======       ========       =======

           The following is a description of the principal valuation methods used by the Bank to estimate the fair values of its Financial instruments:

           Securities

           The fair values of securities were based on market prices or dealer quotes.

           Loans

           For valuation purposes, each significant loan portfolio category was analyzed, where appropriate, into components based on significant financial characteristics such as type of interest rate (fixed or adjustable). Generally, management estimated fair values by discounting the anticipated cash flows at current market rates for loans with similar terms to borrowers of similar credit quality.

                                      15
                           THE MAHOPAC NATIONAL BANK
                         Notes to Financial Statements

          Deposit Liabilities

          The fair value of time deposit accounts represents contractual cash flows discounted using interest rates currently offered on accounts with similar characteristics and maturities. In accordance with SFAS No. 107, the fair values of deposit liabilities with no stated maturity (demand, savings, NOW and money market accounts) are equal to the carrying amounts payable on demand.

          Other Financial Instruments

          Cash and cash equivalents and accrued interest receivable have fair values that approximate the respective carrying amounts because the instruments are payable on demand or have short-term maturities and present relatively low credit risk and interest rate risk.

          The fair values of the loan origination and sale commitments, unadvanced lines of credit and letters of credit described in note 8 were estimated based on an analysis of the interest rates and fees currently charged to enter into similar transactions, considering the remaining terms of the instruments and the creditworthiness of the counterparties. At December 31, 1996 and 1995, the fair values of these financial instruments approximated the related carrying amounts which were not significant.

     (12) Recent Accounting Standard
          --------------------------

          In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Transactions within the scope of SFAS No. 125 include loan securitizations, sales of partial interests in financial assets, repurchase agreements, securities lending, pledges of collateral, loan syndications and participations, sales of receivables with recourse, servicing of mortgage and other loans, and in-substance defeasances of debt.

          SFAS No. 125 applies a financial-components approach that focuses on the entity's control over a financial asset to determine the proper accounting for financial asset transfers. Under that approach, after financial assets are transferred, an entity recognizes in the balance sheet all assets it controls and all liabilities it has incurred. The entity would remove from the balance sheet those assets it no longer controls and liabilities it has satisfied. If the entity has surrendered control over the transferred assets, based on criteria set forth in SFAS No. 125, the transaction is accounted for as a sale. If any of these criteria are not met, the transfer is accounted for as a secured borrowing. SFAS No. 125 also requires recognition of servicing assets when loans are sold or securitized with servicing retained.

          SFAS No. 125 has limited applicability to the Bank's current activities. However, as required, the Bank will apply SFAS No. 125 to affected transactions entered into on or after January 1, 1997. Management anticipates that the implementation of SFAS No. 125 will not have a material impact on the Bank's financial condition or results, of operations.